                                                                     EXHIBIT 2.3

                                                                  Execution Copy


                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                        GULFTERRA ENERGY COMPANY, L.L.C.

                     (a DELAWARE LIMITED LIABILITY COMPANY)

                          DATED AS OF DECEMBER 15, 2003



                                TABLE OF CONTENTS


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
Article I Definitions.............................................................2

Article II ORGANIZATION..........................................................15
         2.1      Formation......................................................15
         2.2      Name...........................................................15
         2.3      Registered Office; Registered Agent; Principal Office in the
                  United States; Other Offices...................................15
         2.4      Purpose........................................................15
         2.5      Foreign Qualification..........................................16
         2.6      Term...........................................................16
         2.7      Mergers and Exchanges..........................................16
         2.8      Business Opportunities - No Implied Duty or Obligation.........16

Article III MEMBERSHIP; TRANSFERS OF INTERESTS...................................17
         3.1      Members........................................................17
         3.2      Membership Interests...........................................17
         3.3      Representations and Warranties.................................17
         3.4      Restrictions on the Transfer of a Membership Interest..........18
         3.5      Additional Membership Interests................................23
         3.6      Information....................................................23
         3.7      Liability to Third Parties.....................................24
         3.8      Resignation....................................................24
         3.9      Lack of Member Authority.......................................25
         3.10     Tag Along Rights...............................................25
         3.11     Right to Sell Highest Incentive Distribution Splits............26
         3.12     Change of Member Control.......................................27

Article IV CAPITAL CONTRIBUTIONS.................................................29
         4.1      Capital Account Balances.......................................29
         4.2      Capital Contributions by the Company to the Partnership........29
         4.3      Return of Contributions........................................30
         4.4      Advances by Members............................................30
         4.5      Capital Accounts...............................................30

Article V ALLOCATIONS AND DISTRIBUTIONS..........................................32
         5.1      Allocations for Capital Account Purposes.......................32
         5.2      Allocations for Tax Purposes...................................35
         5.3      Distributions..................................................35
         5.4      Sharing of Distributions.......................................36
         5.5      Distribution Restrictions......................................37

Article VI MANAGEMENT OF THE COMPANY.............................................37
         6.1      Management.....................................................38
         6.2      Directors as Agents............................................38
         6.3      Matters Requiring Member Approval..............................38
         6.4      Resolutions of Conflicts of Interest; Affiliate Transactions...40
         6.5      Duties of the Members and Directors............................41


                                       i
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
         6.6      Matters Requiring Director Approval............................43

Article VII MEETINGS.............................................................43
         7.1      Meetings of Members............................................44
         7.2      Voting List....................................................45
         7.3      Proxies........................................................45
         7.4      Votes..........................................................45
         7.5      Conduct of Meetings............................................45
         7.6      Action by Written Consent......................................46
         7.7      Records........................................................46

Article VIII Liability and INDEMNIFICATION.......................................46
         8.1      Liability of Indemnitees.......................................46
         8.2      Indemnification................................................47

Article IX TAXES.................................................................48
         9.1      Tax Returns....................................................48
         9.2      Tax Elections..................................................49
         9.3      Tax Matters Partner............................................49

Article X BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS.............................49
         10.1     Maintenance of Books...........................................49
         10.2     Financial Statements...........................................50
         10.3     Tax Statements.................................................50
         10.4     Accounts.......................................................50

Article XI BANKRUPTCY OF A MEMBER................................................50
         11.1     Bankrupt Members...............................................50

Article XII DISSOLUTION, LIQUIDATION, AND TERMINATION............................51
         12.1     Dissolution....................................................51
         12.2     Liquidation and Termination....................................51
         12.3     Provision for Contingent Claims................................53
         12.4     Deficit Capital Accounts.......................................53

Article XIII AMENDMENT OF THE AGREEMENT..........................................54
         13.1     Amendments to be Adopted by the Company........................54
         13.2     Amendment or Restatement.......................................54

Article XIV CERTIFICATED MEMBERSHIP INTERESTS....................................55
         14.1     Membership Interest Certificates...............................55
         14.2     Restrictive Legend.............................................55
         14.3     Lost, Stolen or Destroyed Certificates.........................56
         14.4     Registered Holders.............................................56

Article XV GENERAL PROVISIONS....................................................56
         15.1     Offset.........................................................56
         15.2     Notices........................................................56
         15.3     Entire Agreement...............................................57
         15.4     Successors.....................................................57
         15.5     Specific Performance...........................................57
         15.6     Time...........................................................57


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
         15.7     Counterparts...................................................58
         15.8     Headings.......................................................58
         15.9     Governing Law..................................................58
         15.10    Expenses ......................................................58
         15.11    Construction...................................................58
         15.12    Incorporation of Exhibits, Annexes, and Schedules..............58
         15.13    Effect of Waiver or Consent....................................58
         15.14    Further Assurances.............................................59
         15.15    Waiver of Certain Rights.......................................59
         15.16    Notice to Members of Provisions of this Agreement..............59
         15.17    Counterparts...................................................59

                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        GULFTERRA ENERGY COMPANY, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                          DATED AS OF DECEMBER 15, 2003

         This Second Amended and Restated Limited Liability Company Agreement of GulfTerra Energy Company, L.L.C. (as amended, restated, supplemented or otherwise modified from time to time, this "AGREEMENT") is adopted by GulfTerra GP Holding Company, a Delaware corporation (together with its successors and assigns, "EL PASO GP Holdco"), and the Investor (as defined below) as of the date first written above. This Agreement shall amend and restate in its entirety, and shall supersede, the First Amended and Restated Limited Liability Company Agreement of GulfTerra Energy Company, L.L.C. (the "FIRST AMENDED AND RESTATED AGREEMENT") adopted as of October 2, 2003.

                                    RECITALS:

         WHEREAS, on the date hereof, El Paso GP Holdco has sold to the Investor, and the Investor has purchased from El Paso GP Holdco, a portion of El Paso GP Holdco's Class B Membership Interest (as defined in the First Amended and Restated Agreement); and

         WHEREAS, pursuant to the terms of this Agreement, the portion of El Paso GP Holdco's Class B Membership Interest (as defined in the First Amended and Restated Agreement) sold to Investor shall convert in connection with such sale (the "CLASS B CONVERSION") into a Class C Membership Interest (as defined below); and

         WHEREAS, pursuant to the terms of this Agreement, the Class A Membership Interest (as defined in the First Amended and Restated Agreement) previously held by Goldman, Sachs & Co., a New York limited partnership ("GOLDMAN"), and subsequently transferred to El Paso GP Holdco pursuant to
Section 3.11(b) of the First Amended and Restated Agreement shall convert in connection with such transfer (the "CLASS A CONVERSION") into a Class B Membership Interest with a 9.9% Sharing Ratio; and

         WHEREAS, the Partnership (as defined below) has agreed, upon the satisfaction of certain conditions, to merge with and into a newly formed, wholly owned subsidiary of Enterprise MLP (as defined below) pursuant to the terms of the Merger Agreement, with the Partnership surviving the merger as a wholly owned subsidiary of Enterprise MLP (the "MLP MERGER"); and

         WHEREAS, wholly independent from the consummation of the MLP Merger, this Agreement is necessary to effect (i) the Class A Conversion and (ii) the Class B Conversion;

                                   AGREEMENT:

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein made, and in consideration of the representations, warranties and covenants contained herein, the First Amended and Restated Agreement shall be amended and restated in its entirety as follows:

                                   ARTICLE I
                                  DEFINITIONS

         "ACT" means the Delaware Limited Liability Company Act, as amended and in effect from time to time, or any successor Law.

         "ACTION" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

         "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Member as of the end of each taxable year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5)), and
(b) decreased by (i) the amount of all losses and deductions that, as of the end of such taxable year, are reasonably expected to be allocated to such Member in subsequent years under sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such taxable year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(d) or 5.1(e)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and will be interpreted consistently therewith.

         "ADJUSTED PROPERTY" means any property, the Carrying Value of which has been adjusted pursuant to Section 4.5(d).

         "ADMINISTRATIVE SERVICES AGREEMENT" means the Amended and Restated General and Administrative Services Agreement by and between DeepTech International Inc., El Paso Energy Partners Company and El Paso Field Services, L.P. dated November 27, 2002.

         "AFFILIATE" means, with respect to any relevant Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the relevant Person. Notwithstanding the foregoing, the Partnership and its Subsidiaries will not be deemed to be Affiliates of any Member or any of their Affiliates, and vice versa.

         "AGREED VALUE" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board using such reasonable method of valuation as it may adopt. The Board shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties in a single or integrated transaction among such properties on a basis proportional to their fair market value.

         "AGREEMENT" is defined in the Preamble.

         "APPRAISAL NOTICE" is defined in Section 3.4(f)(iv).

         "ASSUMED TAX" means an amount equal to the product of (a) 38% times (b) the Company income or gain allocated to the Class D Member as a result of sale or contribution of any Highest Incentive Distribution Splits pursuant to Section 3.10.

         "AVAILABLE CASH" means, as of any Distribution Date,

                  (a) all cash and cash equivalents of the Company on hand on such date, less

                  (b) the amount of any cash reserves consented to by the Class C Member, which consent shall not be unreasonably withheld, that are necessary or appropriate in the commercially reasonable discretion of the Board to (i) provide for the proper conduct of the business of the Company (including reserves for anticipated future working capital, contingencies, credit needs of the Company and any other purpose as the Board may determine to be in the best interest of the Company and its Members) subsequent to such date or (ii) comply with applicable Law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject. Notwithstanding the foregoing, Available Cash with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

         "BANKRUPT MEMBER" means (except to the extent the Members approve otherwise) any Member:

                  (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for the Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents, or acquiesces to the appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties; or

                  (b) against which a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and 90 days have expired without such appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

         "BASIS" means any past or current fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction about which the relevant Person has knowledge that forms or could form the basis for any specified consequence.

         "BOARD" means the Board of Directors of the Company.

         "BOOK-TAX DISPARITY" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member's share of the Company's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member's Capital Account balance as maintained pursuant to Section
4.5 and the hypothetical balance of such Member's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles. The determination of Book-Tax Disparity and a Member's share thereof will be determined consistently with Section 1.704-3(d) of the Treasury Regulations.

         "BREACH" means any breach, inaccuracy, failure to perform, failure to comply, conflict with, default, violation, acceleration, termination, cancellation, modification, or required notification.

         "BUSINESS DAY" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the States of New York or Texas will not be regarded as a Business Day.

         "BUY-OUT RIGHT" is defined in Section 3.12(a).

         "CAPITAL ACCOUNT" means the capital account maintained for each Member pursuant to Section 4.5.

         "CAPITAL CONTRIBUTION" means any contribution by a Member to the capital of the Company, as contemplated by Section 4.2.

         "CARRYING VALUE" means (a) with respect to Contributed Property and Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions relating to such property charged to the Members' Capital Accounts, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property will be adjusted from time to time in accordance with Section 4.5(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board.

         "CERTIFICATE" is defined in Section 2.1.

         "CHANGE OF MEMBER CONTROL" means, in the case of any Member, an event (such as a Disposal of voting securities) or series of related events that result in (i) a Member ceasing to be Controlled by the Person that was such Member's Parent immediately prior to such event, or

(ii) a Required Economic Interest ceasing to be owned, directly or indirectly, by the Person that was such Member's Parent immediately prior to such event.

         "CHANGING MEMBER" is defined in Section 3.12(a).

         "CLASS A CONVERSION" is defined in the Recitals.

         "CLASS B CONVERSION" is defined in the Recitals.

         "CLASS B MEMBER" means any Person holding the Class B Membership Interest who has been admitted to the Company as a Member pursuant to the terms of this Agreement.

         "CLASS B MEMBERSHIP INTEREST" is defined in Section 3.1.

         "CLASS C MEMBER" means any Person holding the Class C Membership Interest who has been admitted to the Company as a Member pursuant to the terms of this Agreement.

         "CLASS C MEMBERSHIP INTEREST" is defined in Section 3.1.

         "CLASS D MEMBER" means (a) any Member that has been issued the Class D Membership Interest pursuant to Section 3.11 or (b) any Person holding the Class D Membership Interest who has been admitted to the Company pursuant to the terms of this Agreement.

         "CLASS D MEMBERSHIP INTEREST" is defined in Section 3.11(c).

         "CODE" means the United States Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor Law.

         "COMMITMENT" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory or contractual pre-emptive rights or pre-emptive rights granted under a Person's organizational or constitutive documents; and
(d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

         "COMPANY" means GulfTerra Energy Company, L.L.C., a Delaware limited liability company and the general partner of the Partnership.

         "COMPANY MINIMUM GAIN" means the amount determined pursuant to Treasury Regulation Section 1.704-2(d).

         "COMPETITOR" includes any Person (other than El Paso Parent and its Affiliates) that, together with its Affiliates, derives aggregate revenues of at least $25 million from oil and natural gas production, extraction, processing, transportation, gathering, fractionation, storage or power generation, in each case, that is in competition with the Partnership and such revenues constitute a substantial portion of its total revenues.

         "CONFLICTS AND AUDIT COMMITTEE" means one of the committees that may be established by the Board pursuant to Exhibit B.

         "CONTRACT" means any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

         "CONTRIBUTED PROPERTY" means each property or other asset, in such form as may be permitted by the Act, but excluding cash and cash equivalents, contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.5(d), such property will no longer constitute a Contributed Property for purposes of Section 5.2, but will be deemed an Adjusted Property for such purposes.

         "CONTRIBUTING MEMBER" is defined in Section 4.2.

         "CONTROL" (and its derivatives and similar terms) means the possession, directly or indirectly, of the power and authority to direct or cause the direction of the management and policies of a Person, whether through ownership or control of Voting Stock, by Contract or otherwise.

         "CONTROL NOTICE" is defined in Section 3.12(a).

         "DAMAGES" means all damages (including incidental and consequential damages), losses (including any diminution in value), Liabilities, payments, amounts paid in settlement, obligations, fines, penalties, costs, expenses (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors and of expert witnesses and other costs (including the allocable portion of the indemnitee's internal costs) of investigation, preparation and litigation in connection with any Action or Threatened Action) of any kind or nature whatsoever.

         "DEFAULT" means, for any Member: (a) the failure to remedy, within five
(5) Business Days of such Member's receipt of written notice thereof from the Company or any other Member, the failure of such Member to make any Capital Contribution required hereunder; (b) the occurrence of any event that causes such Member to become a Bankrupt Member; or (c) the failure to remedy, within ten (10) Business Days of such Member's receipt of written notice thereof from the Company, the Partnership or any other Member, the non-performance of or non-compliance with any other material obligation or undertaking of such Member or any of its Affiliates contained in this Agreement or in any of the other Transaction Documents.

         "DIRECTORS" is defined in Section 6.1.

         "DISPOSE," "DISPOSING" or "DISPOSITION" means with respect to any asset (including a Membership Interest or any portion thereof), any sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law.

         "DISPOSITION NOTICE" is defined in Section 3.4(f)(i).

         "DISSOLUTION EVENT" is defined in Section 12.1.

         "DISTRIBUTION DATE" is defined in Section 5.3.

         "ECONOMIC RISK OF LOSS" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

         "EL PASO GP HOLDCO" is defined in the Preamble.

         "EL PASO PARENT" means El Paso Corporation, a Delaware corporation, and any Person that is a successor thereto by reason of (x) a merger, consolidation or other business combination of El Paso Corporation, (y) the acquisition by any Person of 100% of the Voting Stock of El Paso Corporation or (z) a Person with publicly traded equity Controlling El Paso Corporation.

         "ENCUMBRANCE" means any Order, Security Interest, Contract, easement, covenant, community property interest, equitable interest, preferential purchase right, right of first offer or refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "ENFORCEABLE" means a Contract is "Enforceable" if it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

         "ENTERPRISE GP" means Enterprise Products GP, LLC, a Delaware limited liability company and the general partner of Enterprise MLP.

         "ENTERPRISE MLP" means Enterprise Products Partners, L.P., a Delaware limited partnership, and any Person that is a successor thereto by reason of (x) a merger, consolidation or other business combination of Enterprise MLP, (y) the acquisition by any Person of 100% of the Voting Stock of Enterprise MLP or (z) a Person with publicly traded equity Controlling Enterprise MLP.

         "EQUITY INTEREST" means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership, limited liability company, trust or similar interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

         "EXCESS AMOUNT" is defined in Section 4.2.

         "FAILING MEMBER" is defined in Section 4.2.

         "FAIR MARKET VALUE" is defined in Section 3.12(a).

         "FIRST AMENDED AND RESTATED AGREEMENT" is defined in the Preamble.

         "FMV NOTICE" is defined in Section 3.12(a).

         "FORMATION DATE" means the date the Certificate was initially filed with the Delaware Secretary of State.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "GOLDMAN" is defined in the Recitals.

         "GOVERNANCE AND COMPENSATION COMMITTEE" means a committee that may be established by the Board pursuant to Exhibit B.

         "GOVERNMENTAL AUTHORITY" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

         "GP CONTRIBUTION" is defined in Section 4.2.

         "HIDS NOTICE" is defined in Section 3.11(b).

         "HIDS PARTICIPATING MEMBER" is defined in Section 3.11(c).

         "HIDS SELLER" is defined in Section 3.11(b).

         "HIGHEST INCENTIVE DISTRIBUTION SPLITS" means the right of partners of the Partnership to (i) receive distributions of Cash from Operations pursuant to
Section 5.5(a)(viii) and Section 5.5(b)(viii) of the Partnership Agreement and
(ii) receive allocations of Net Termination Gain pursuant to Section 5.1(c)(i)(G) of the Partnership Agreement. Capitalized terms used in this definition but not defined in this Agreement shall have the meanings assigned to such terms in the Partnership Agreement. References to sections of the Partnership Agreement in the definitions include references to such sections as they may be amended in accordance with the Incentive Distribution Reduction Agreement.

         "INCENTIVE DISTRIBUTIONS" has the meaning set forth in the Partnership Agreement.

         "INCENTIVE DISTRIBUTION REDUCTION AGREEMENT" means the Incentive Distribution Reduction Agreement, dated as of October 2, 2003, between the Company and the Partnership, as amended, restated, supplemented or otherwise modified from time to time.

         "INDEMNITEE" is defined in Section 8.2(a).

         "INDEPENDENT DIRECTOR" means a Director who is eligible to serve on the Conflicts and Audit Committee of the Board and is otherwise independent as defined in (a) Sections 303.01(B)(2)(a) and (3) or any successor provision of the listing standards of the New York

Stock Exchange or (b) the applicable provisions of the listing standards of the principal exchange or quotation system on which the Partnership's common units are listed for trading or quoted.

         "INITIAL MEMBERS" means El Paso GP Holdco and the Investor.

         "INVESTOR" means Enterprise Products GTM, LLC.

         "LAW" means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority, each as amended and now and hereinafter in effect.

         "LIABILITY" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

         "LIQUIDATION DATE" means the date on which a Dissolution Event arises pursuant to Section 12.1.

         "LIQUIDATOR" is defined in Section 12.2.

         "MANAGING MEMBER" is defined in Section 6.1.

         "MEMBER" means the Initial Members and any Person hereafter admitted to the Company as an additional Member or a Substituted Member as provided in this Agreement, but does not include (i) any Person who has ceased to be a Member in the Company or (ii) any Member during the period in which such Member is in Default. Effective upon the execution of this Agreement and in compliance with the terms of this Agreement, the Investor shall be admitted to the Partnership as the Class C Member.

         "MEMBERS" means, collectively, all of the Members, including the Class B Member, the Class C Member, and (if applicable) the Class D Member , and, if there is only one Member, the Member.

         "MEMBER NONRECOURSE DEBT" has the same meaning as the term "partner nonrecourse debt" set forth in Treasury Regulation Section 1.704-2(b)(4).

         "MEMBER NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.

         "MEMBERSHIP INTEREST" means the ownership interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, information, and to consent or approve (subject to the limitations set forth in this Agreement).

         "MEMBERSHIP INTEREST CERTIFICATES" is defined in Section 14.1(a).

         "MERGER AGREEMENT" means the Merger Agreement dated December 15, 2003 among Enterprise MLP, Enterprise GP, the Partnership, the Company, and Enterprise Products Management, LLC, as amended, restated, supplemented or otherwise modified from time to time.

         "MINIMUM GAIN ATTRIBUTABLE TO MEMBER NONRECOURSE DEBT" means that amount determined in accordance with the principles of Treasury Regulation
Section 1.704-2(i)(3).

         "MLP MERGER" is defined in the Recitals.

         "NET AGREED VALUE" means (a) in the case of any Contributed Property, the fair market value of such property reduced by any liability either assumed by the Company upon such contribution or to which such property is subject when contributed, as determined under Section 752 of the Code; provided, however, the fair market value of any Contributed Property set forth on Exhibit A will be deemed to be the Agreed Value of such Contributed Property set forth therein, and (b) in the case of any property distributed to a Member or Transferee by the Company, the Company's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member or Transferee upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code.

         "NET INCOME" means, for any taxable period, the excess, if any, of the Company's items of income and gain for such taxable period over the Company's items of loss and deduction for such taxable period. The items included in the calculation of Net Income will be determined in accordance with Section 4.5(b) and will not include any items specifically allocated under Sections 5.1(d) through 5.1(l). For purposes of Sections 5.1(a) and 5.1(b), in determining whether Net Income has been allocated to any Member for any previous taxable period, any Unrealized Gain or Unrealized Loss allocated pursuant to Section 4.5(b) will be treated as an item of gain or loss in computing Net Income.

         "NET LOSS" means, for any taxable period, the excess, if any, of the Company's items of loss and deduction for such taxable period over the Company's items of income and gain for such taxable period. The items included in the calculation of Net Loss will be determined in accordance with Section 4.5(b) and will not include any items specifically allocated under Sections 5.1(d) through 5.1(l). For purposes of Sections 5.1(a) and 5.1(b), in determining whether Net Income has been allocated to any Member for any previous taxable period, any Unrealized Gain or Unrealized Loss allocated pursuant to Section 4.5(b) will be treated as an item of gain or loss in computing Net Loss.

         "NON-CASH CONSIDERATION" is defined in Section 3.4(f)(iv).

         "NON-CHANGING MEMBER" is defined in Section 3.12(a).

         "NONRECOURSE BUILT-IN GAIN" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 5.2(a) if such properties were disposed of in a taxable transaction in full satisfaction of such Liabilities and for no other consideration.

         "NONRECOURSE DEBT" is defined in Treasury Regulation Section 1.704-2(b)(4).

         "NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction, or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b)(1) are attributable to a Nonrecourse Liability.

         "NONRECOURSE LIABILITY" is defined in Treasury Regulation Section 1.704-2(b)(3).

         "OFFICERS" is defined in Section 14 of Exhibit B.

         "ORDER" means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Authority, arbitrator, or mediator.

         "PARENT" means the Person that Controls and owns a Required Economic Interest in a Member and that has no other Person that Controls and owns a Required Economic Interest in it; provided that (i) for so long as El Paso Parent (or any successor by merger, consolidation or other business combination) Controls and owns a Required Economic Interest in a Member, it will be the Parent of such Member, and (ii) for so long as Enterprise MLP (or any successor by merger, consolidation or other business combination) Controls and owns a Required Economic Interest in a Member, it will be the Parent of such Member.

         "PARTNERSHIP" means GulfTerra Energy Partners, L.P., a Delaware limited partnership.

         "PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of the Partnership, as amended, restated, supplemented or otherwise modified from time to time.

         "PERMITTED TRANSFEREE" is defined in Section 3.4(c).

         "PERSON" means any individual or entity, including any corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Authority (or any department, agency or political subdivision thereof).

         "PREFERENTIAL RIGHT" is defined in Section 3.4(f)(i).

         "PREFERENTIAL RIGHT PREMIUM" is defined in Section 3.4(f)(i).

         "PRICING COMMITTEE" means a committee that may be established by the Board pursuant to Exhibit B.

         "PROPOSED TAG-ALONG TRANSFER" is defined in Section 3.10.

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

         "PURCHASING MEMBER" is defined in Section 3.4(f)(i).

         "QUARTER" means, unless the context requires otherwise, a calendar quarter.

         "RECAPTURE INCOME" means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "RECORD DATE" means the date established by the Board for determining
(a) the identity of Members (or Transferees, if applicable) entitled to notice of, or to vote at any meeting of Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Members, or (b) the identity of Record Holders entitled to receive any report or distribution; provided, that with respect to (b), if the Board does not establish such date for a relevant quarterly distribution, such date will be the last day of the Quarter ending immediately prior to the date of such distribution.

         "RECORD HOLDER" means the Person in whose name a Membership Interest is registered on the Register of the Company as of the opening of business on a particular Business Day.

         "REDUCTION IN DISTRIBUTIONS" means the reduction in distributions from the Partnership to the Company and attributable to any Separation Event, after taking into account the effect of any continuing support or services provided to the Partnership by El Paso Parent and its Subsidiary Affiliates following such Separation Event.

         "REGISTER" is defined in Section 14.1(b).

         "REMEDIAL METHOD" is defined in Section 5.2(a).

         "REQUIRED ECONOMIC INTEREST" means the right to more than 25% of the distributions from the Company (including liquidating distributions).

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder of the Securities and Exchange Commission or any successor Governmental Authority, all as the same shall be in effect at the time.

         "SECURITY INTEREST" means any security interest, deed of trust, mortgage, pledge, lien, Encumbrance, charge, claim, or other similar interest, right, or obligation, whether created by operation of Law or otherwise.

         "SELLING MEMBER" is defined in Section 3.10(b).

         "SELL-OUT RIGHT" is defined in Section 3.12(a).

         "SEPARATION EVENT" means the expiration of the term of the Administrative Services Agreement, any termination of the Administrative Services Agreement or any amendment to the Administrative Services Agreement that materially diminishes the services provided, or materially increases the payments made for such services, pursuant to the Administrative Services Agreement; provided, however, an amendment to (or failure to amend) the Administrative Services Agreement in connection with an acquisition by the Partnership of assets, businesses or operations shall not be deemed to be a Separation Event if such amendment (or failure to amend) does not materially diminish the services provided, or materially increase the payments made for such services, with respect to the Partnership's assets, businesses and operations existing prior to such acquisition, notwithstanding the fact that such amendment (or failure to amend) (i) may not require that the same level of service be provided with respect to such acquired assets, businesses or operations or (ii) may increase the aggregate payments made by the Partnership thereunder as a result of the provision of services with respect to such acquired assets, businesses or operations.

         "SHARING RATIO" means the economic percentage interest attributable to any Member or Membership Interest, as applicable, at any given time as recorded in the Company's Register.

         "SUBSIDIARY" means with respect to any relevant Person, (a) a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, at the date of determination, by such relevant Person, by one or more Subsidiaries of such relevant Person or a combination thereof, (b) a partnership (whether general or limited) in which such relevant Person, one or more Subsidiaries of such relevant Person or a combination thereof is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such relevant Person, by one or more Subsidiaries of such relevant Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such relevant Person, one or more Subsidiaries of such relevant Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such other Person.

         "SUBSIDIARY AFFILIATE" means, with respect to any Member and its Parent, any direct or indirect wholly owned Subsidiary of such Parent.

         "SUBSTITUTED MEMBER" means a Person that has complied with the requirements of Section 3.4 in place of and with all the rights of a Member and who is shown as a Member on the books and records of the Company.

         "SUPPORT PERIOD" means the three-year period commencing upon the occurrence of a Separation Event.

         "SUCCESSOR" is defined in Section 3.4(c).

         "TAG-ALONG ACCEPTANCE NOTICE" is defined in Section 3.10 (b).

         "TAG-ALONG ELECTING MEMBER" is defined in Section 3.10(b).

         "TAG-ALONG MEMBER" is defined in Section 3.10.

         "TAG-ALONG MEMBERSHIP INTEREST" is defined in Section 3.10.

         "TAG-ALONG NOTICE" is defined in Section 3.10(a).

         "TAG-ALONG OFFER" is defined in Section 3.10.

         "TAG-INITIATING MEMBER" is defined in Section 3.10.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX MATTERS PARTNER" is defined in Section 9.3.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

         "THREATENED" means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that a cause of Action or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "TRANSFER" or "TRANSFERRED" means a voluntary or involuntary sale, assignment, transfer, conveyance, exchange, foreclosure, bequest, devise, gift, mortgage, pledge, grant of a Security Interest, Encumbrance, or any other alienation (in each case, with or without consideration) of any right, interest, or obligation with respect to all or any portion of the record or beneficial ownership of any Membership Interest, including a transfer by operation of Law or any Change of Member Control of a Member; provided, however, a Transfer shall not include a Security Interest or Encumbrance incurred in connection with a bona fide financing by a Member or any foreclosure by a third party or Transfer to or pledge in lieu of foreclosure with respect to such Security Interest or Encumbrance.

         "TRANSFEREE" means a Person who receives all or part of a Member's Membership Interest through a Transfer but who has not become a Substituted Member.

         "TRANSFEROR" means a Member, Substituted Member or a predecessor Transferor who Transfers a Membership Interest.

         "TREASURY REGULATION" means any temporary or final regulation published by the Treasury Department.

         "UNREALIZED GAIN" attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date). In determining such Unrealized Gain, the aggregate cash amount and fair market value of any Company asset (including cash or cash equivalents) will be determined by the Board using such reasonable method of valuation as it may adopt.

         "UNREALIZED LOSS" attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date) over (b) the fair market value of such property as of such date. In determining such Unrealized Loss, the aggregate cash amount and fair market value of any Company asset (including cash or cash equivalents) will be determined by the Board using such reasonable method of valuation as it may adopt.

         "VOTING STOCK" means, with respect to any Person, Equity Interests in such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or otherwise appoint, directors (or Persons with management authority performing similar functions) of such Person.

                                   ARTICLE II
                                  ORGANIZATION

         2.1 Formation. The Company has been organized as a Delaware limited liability company as of the Formation Date by the filing of a Certificate of Formation (the "CERTIFICATE") with the Secretary of State of the State of Delaware pursuant to the Act. The Members intend that, after the execution of this Agreement, the Company will continue to be classified as a partnership for federal, state and local income tax purposes only. For all other purposes, the Company has been, and will continue to be, classified as a limited liability company under the Act.

         2.2 Name. The name of the Company is as set forth in the Certificate, and all Company business must be conducted in that name or such other names that comply with applicable Law as the Board may select from time to time.

         2.3 Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware will be the office of the registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by Law. The registered agent of the Company in the State of Delaware will be the registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by Law. The principal office of the Company in the United States will be at such place as the Board may designate from time to time, which need not be in the State of Delaware. The Company may have such other offices as the Board may designate from time to time.

         2.4 Purpose. The purposes of the Company are the transaction of any or all lawful business for which limited liability companies may be organized under the Act; provided, however, that for so long as it is the general partner of the Partnership, the Company's sole purpose will be to act as the general partner of the Partnership and to undertake activities that are ancillary or related thereto. The Company will have no employees, and will have no assets, operations or obligations other than those directly related to (a) its interest in the Partnership or (b) the operation of the Partnership; provided, that except as otherwise provided in this Agreement, the Company is expressly permitted to:

                           (i) own cash, cash equivalents and similar
                  investments;

                           (ii) own or lease incidental assets related to its
                  operation, such as office space, office materials and office supplies;

                           (iii) own or lease any other assets necessary or
                  appropriate to manage and operate the Partnership and the Partnership's businesses (including entering into general and administrative services agreements or similar agreements with Affiliates or third parties;

                           (iv) have operations directly related to its own
                  existence and maintenance;

                           (v) incur Liabilities owed to the Partnership or any
                  of its Subsidiaries;

                           (vi) guarantee Liabilities of the Partnership or any
                  of its Subsidiaries (and to grant Security Interests in support of any such guarantees); and

                           (vii) incur other Liabilities incidental to the
                  Company's existence, including Tax Liabilities and non-contractual third party claims.

         2.5 Foreign Qualification. Prior to conducting business in any jurisdiction other than the State of Delaware, the Company will comply (to the extent procedures are available and reasonably within the Company's control) with all requirements necessary to qualify the Company as a foreign limited liability company, and (if necessary) keep the Company in good standing, in that jurisdiction.

         2.6 Term. Subject to earlier termination pursuant to other provisions of this Agreement or the Act, the term of the Company will be perpetual.

         2.7 Mergers and Exchanges. Except as otherwise provided in this Agreement or by applicable Law, the Company may be a party to any merger, consolidation, exchange or acquisition, or any other type of reorganization.

         2.8 Business Opportunities - No Implied Duty or Obligation. Except to the extent expressly agreed in writing to the contrary by any Member or its Affiliate, the Members and their respective Affiliates may engage, directly or indirectly, without consent of the other Members or the Company, in other business opportunities, transactions, ventures, or other arrangements of any nature or description, independently or with others, including business of a nature which may be competitive with or the same as or similar to the business of the Company or its Subsidiaries, regardless of the geographic location of such business, and without any duty or obligation to offer or account to the other Members, the Company, or its Subsidiaries in connection therewith. Nothing herein is intended to create a partnership, joint venture, agency, or other relationship creating fiduciary or quasi-fiduciary duties or similar duties and obligations or to subject the Members to joint and several or vicarious liability or to impose any duty, obligation, or liability that would arise therefrom with respect to any or all of the Members or their Affiliates.

                                  ARTICLE III
                       MEMBERSHIP; TRANSFERS OF INTERESTS

         3.1 Members. El Paso GP Holdco and the Investor hereby acknowledge that contemporaneously with the execution of this Agreement, (A) the Class A Membership Interest (as defined in the First Amended and Restated Agreement) previously held by Goldman and Transferred to El Paso GP Holdco has been converted into a Class B Membership Interest with a 9.9% Sharing Ratio in the Company concurrently with the consummation of such sale; (B) the portion of El Paso GP Holdco's Class B Membership Interest and Sharing Ratio in the Company sold to the Investor has been (i) Transferred to the Investor and (ii) converted into a Class C Membership Interest with a 50.0% Sharing Ratio in the Company concurrently with the consummation of such Transfer; (C) Goldman has withdrawn as a Class A Member (as defined in the First Amended and Restated Agreement) of the Company; (D) El Paso GP Holdco (previously admitted as a Class B Member of the Company in respect of the retained Class B Membership Interest with a 40.1% Sharing Ratio in the Company not sold to the Investor) likewise is admitted as a Class B Member of the Company in respect of its Class B Membership Interest with a 9.9% Sharing Ratio received from Goldman, after which time it will hold a Class B Membership Interest with a 50.0% Sharing Ratio in the Company (the "CLASS B MEMBERSHIP INTEREST"); and (E) the Investor is admitted as a Class C Member of the Company holding a Class C Membership Interest with a 50.0% Sharing Ratio in the Company (the "CLASS C MEMBERSHIP INTEREST"). As a consequence, the sole Members of the Company after giving effect to the transactions described in this Section 3.1 shall be El Paso GP Holdco as the holder of the Class B Membership Interest and the Investor as the holder of the Class C Membership Interest.

         3.2 Membership Interests. The Membership Interests and Sharing Ratios of the Company shall be as set forth in Exhibit A to this Agreement.

         3.3 Representations and Warranties. Each of El Paso GP Holdco and the Investor represents and warrants to the Company and each other party that the statements in this Section 3.3 are correct and complete as of the date such party becomes a party to this Agreement.

                  (a) Such party is an entity duly created, formed or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization. There is no pending or, to such party's knowledge, Threatened, Action (or Basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of such party.

                  (b) Such party has the entity power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated herein. Such party has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of such party's obligations hereunder, and the consummation of the transactions contemplated herein. This Agreement has been duly authorized, executed, and delivered by, and is Enforceable against, such party.

                  (c) The execution and the delivery of this Agreement by such party and the performance and consummation of the transactions contemplated herein by such party will not (i) Breach any provision of its organizational documents, (ii) Breach any Law to which such party is subject, (iii) Breach any Contract or Order to which such party is a party or by which such party is bound or to which any of such party's assets is subject, or (iv) require any approval, consent, ratification, permission, waiver or authorization not already obtained.

                  (d) In acquiring the Membership Interest, such party is not offering or selling, and shall not offer or sell the Membership Interest, for the Company in connection with any distribution thereof, and such party does not have a participation and shall not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws. Such party acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Membership Interest, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Membership Interest. Such party is an "accredited investor" as such term is defined in Regulation D under the Securities Act. Such party understands that the Membership Interest shall not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Membership Interest shall be characterized as a "restricted security" under federal securities laws and that under such laws and applicable regulations the Membership Interest cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

                  (e) Such party is not a "public utility company," a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in PUHCA; nor is such party subject to regulation under PUHCA.

         3.4 Restrictions on the Transfer of a Membership Interest. A Membership Interest may be Transferred only in accordance with applicable Law and the terms of this Agreement, including the provisions of this Section 3.4. Any purported Transfer in breach of the terms of this Agreement will be null and void ab initio, and the Company will not recognize any such prohibited Transfer.

                  (a) Effect of Attempted or Permitted Transfers.

                           (i) Except as otherwise provided in this Agreement or
                  by applicable Law, (A) a Transfer of a Membership Interest will be effective only to give the Transferee the right to receive the share of allocations and distributions to which the Transferor would otherwise be entitled and (B) no Transferee of a Membership Interest will have the right to become a Substituted Member.

                           (ii) Unless and until a Transferee is admitted as a
                  Substituted Member, (A) the Transferee will have no right to exercise any of the powers, rights and privileges of a Member hereunder other than to receive its share of allocations and distributions pursuant to Section 3.4(a)(i) and (B) the Member who has Transferred its Membership Interest to such Transferee will cease to be a Member with respect to such Membership Interest upon Transfer of such Membership Interest and thereafter will have no further powers, rights and privileges as a Member hereunder with respect to such Membership Interest (to the extent so

                  Transferred), but will, unless otherwise relieved of such obligations by approval of all of the other Members or by operation of Law, remain liable for all obligations and duties as a Member with respect to such Membership Interest; provided, however, that if the Transferee reconveys such Membership Interest to the Transferor within ten (10) days after the Transferor becomes aware that the Transferee will not become a Substituted Member, the Transferor once again will be entitled to all of the powers, rights, and privileges of a Member hereunder.

                           (iii) Notwithstanding anything to the contrary
                  contained herein and in addition to any other requirements of this Agreement and applicable Law, before any Transferee becomes a Substituted Member, the Transferee must make the representations and warranties set forth in Section 3.3 and agree in writing to become a party to and be bound by all the terms and conditions of this Agreement as then in effect.

                           (iv) At the time a Transferee has become a
                  Substituted Member through compliance with all of the provisions of this Section 3.4, (A) such Substituted Member will have all of the powers, rights, privileges, duties, and Liabilities of a Member, as provided in this Agreement, the Certificate, and by applicable Law to the extent of the Membership Interest so Transferred and (B) any Member that Transfers its Membership Interest to a non-Affiliate will be relieved of all of the Liabilities with respect to such Membership Interest; provided, however, that such Member will remain fully liable for all Liabilities relating to such Membership Interest that accrued prior to such Transfer, including the obligation to make its proportionate share of any applicable Capital Contributions required to be made prior to such Transfer; and provided, further, that any Member that Transfers its Membership Interest to an Affiliate will remain fully liable for all Liabilities relating to such Membership Interest, including the obligation to make its proportionate share of any applicable Capital Contributions, whether such Liabilities accrued prior to or after such Transfer to an Affiliate.

                           (v) Neither the Company nor any Member will be bound
                  or otherwise affected by the Transfer of any Membership Interest of which such Person has not received notice in accordance with the terms of this Agreement.

                           (vi) Upon the consummation of the Transfer of any
                  Membership Interest (whether to a Member or any other Transferee) in compliance with the provisions of this Agreement, the applicable Transferee will become party to and be bound by this Agreement, and thereafter will have all of the rights and obligations of a Member hereunder.

                           (vii) The Company may, in its reasonable discretion,
                  charge a Member a reasonable fee to cover the additional administrative expenses incurred in connection with or as a consequence of any Transfer of all or part of such Member's Membership Interest; provided, however, that the Company shall not charge any fee in connection with any of the transactions described in Section 3.1,

                  Transfers to Permitted Transferees made in compliance with
                  Section 3.4(c) and Transfers made in compliance with Section 3.4(f).

                           (viii) If a Transferee does not become a Substituted
                  Member, any payment by the Company to the applicable Transferor will acquit the Company, its subsidiaries, and the Members of all liability to any other Persons who may be interested in such payment by reason of a Transfer by such Transferor.

                  (b) General Transfer Restrictions. Notwithstanding anything to the contrary contained herein, no Person will Transfer any rights or obligations arising out of or relating to this Agreement, a Membership Interest, or any interest herein or therein:

                           (i) Unless such Transfer consists of all (but not
                  less than all) of such Member's Membership Interest (including, in the case of El Paso GP Holdco, its rights and obligations as Managing Member);

                           (ii) At any time between the effectiveness of this
                  Agreement and the consummation of the MLP Merger; provided, however, that such restriction on Transfer shall not apply if the Merger Agreement is terminated in accordance with its terms other than upon consummation of the MLP Merger;

                           (iii) Except pursuant to an applicable exemption from
                  registration under the Securities Act and other applicable securities Laws;

                           (iv) If such Transfer would result in the violation
                  of the Act, the Securities Act, or any other Law;

                           (v) If such Transfer (including the taking of any
                  action, filing, election, or other action which could result in a deemed Transfer), either considered alone or aggregated with prior Transfers by the same Member or any other Members or Transferees, could reasonably be expected to result in the Company being taxed as a corporation or otherwise being taxed as an entity for federal income tax purposes; and

                           (vi) Subject to the restrictions imposed by Section
                  3.4(b)(ii), other than (A) the consummation of the transactions contemplated by Section 3.1, (B) Transfers to Permitted Transferees made in compliance with Section 3.4(c), and (C) Transfers made in compliance with Section 3.4(f).

                  (c) Parent and Subsidiary Affiliate Transfers. Subject to this
         Section 3.4 and the Transferee assuming (by operation of Law or express agreement in form and substance reasonably acceptable to the Board) all of the Transferor's Liabilities under this Agreement, any Member may Transfer its Membership Interest to its Parent or a Subsidiary Affiliate of its Parent which remains a Subsidiary Affiliate of such Parent for so long as such Subsidiary Affiliate Transferee holds a Membership Interest in the Company, and such Parent or Subsidiary Affiliate Transferee (a "PERMITTED TRANSFEREE") will be admitted as a Substituted Member; provided, that (i) if the Transferor's Membership Interest is subject to a guaranty, the guaranty will apply to the Parent or

         Subsidiary Affiliate Transferee and its Membership Interest, (ii) the Transferor is not released from any of its Liabilities under this Agreement unless such release is agreed to in writing by all of the non-Transferring Members, and (iii) such Transfer to a Parent or Subsidiary Affiliate must consist of all (but not less than all) of the Membership Interest (including, in the case of El Paso GP Holdco, its rights and obligations as Managing Member) and such Membership Interest (and rights and obligations as Managing Member) shall not, by operation of Law, or otherwise, thereafter be subdivided between or among or Transferred to multiple Subsidiary Affiliates of such Parent. Any Parent or Subsidiary Affiliate Transferee shall at all times remain subject to the terms and conditions of this Agreement notwithstanding that such Parent or Subsidiary Affiliate has not been admitted as a Substituted Member pursuant hereto. If El Paso GP Holdco Transfers its Class B Membership Interest to its Parent or a Subsidiary Affiliate of such Parent pursuant to this Section 3.4(c) or to a non-Affiliate pursuant to Section 3.4(f)(i) (such transferee, a "SUCCESSOR"), all references herein to the rights and obligations of El Paso GP Holdco under this Agreement shall be deemed to instead refer to the rights and obligations of such Successor as sole Class B Member of the Company and all references to the Managing Member (as defined below) shall be deemed to refer to such Successor rather than El Paso GP Holdco.

                  (d) Documentation; Validity of Transfer. The Company will not be required to recognize for any purpose any purported Transfer of all or any part of a Membership Interest unless and until all applicable provisions of this Section 3.4 have been satisfied and the Company has received the acknowledgment in substantially the form attached hereto as Appendix A executed by both the Transferor (or if the Transfer is on account of the bankruptcy, or liquidation of the Transferor, a trustee or representative) and the Transferee. Each Transfer and, if applicable, admission of a Substituted Member complying with the provisions of this Section 3.4 is effective when (x) the Company receives the documents required by this Section 3.4 reflecting such Transfer and (y) all other requirements of this Section 3.4 have been met.

                  (e) Member in Default. A Member in Default or a permitted Transferee not admitted to the Company as a Member in accordance with this Agreement may not Transfer its Membership Interest except upon the written consent of the other Member(s).

                  (f) Preferential Purchase Right.

                           (i) Procedure. If at any time any Member proposes to
                  Dispose of its Membership Interest to a non-Affiliate, the Disposing Member shall promptly give notice thereof ("DISPOSITION NOTICE") to the non-Disposing Member. Such Disposition Notice shall constitute an offer to sell such Membership Interest in accordance with this Section 3.4. The Disposition Notice shall include as an attachment the purchase and sale agreement entered into by the Disposing Member which shall set forth all relevant information with respect to the bona fide third party offer received by the Member (which offer shall be a legal, valid and binding obligation of the potential Transferee) and the proposed Disposition, including the name and address of the prospective Transferee, the Membership Interest that is the subject of the Disposition, the price to be paid for such

                  Membership Interest, any other terms and conditions of the offer and proposed Disposition and, if any portion of the purchase price is to be paid in Non-Cash Consideration, the information required by Section 3.4(f)(iv). The non-Disposing Member shall have the preferential right ("PREFERENTIAL RIGHT") but not the obligation to acquire all, but not less than all, of the Membership Interest subject to such Disposition Notice on the same terms and conditions as are set forth in the Disposition Notice, except that the purchase price will be equal to one hundred three percent (103%) of the price specified in the Disposition Notice (the excess over the price in the Disposition Notice being the "PREFERENTIAL RIGHT PREMIUM"). The fair market value of any Non-Cash Contribution to be received shall be determined in accordance with Section 3.4(f)(iv). The non-Disposing Member shall have 15 Business Days following the receipt of the Disposition Notice in which to notify the Disposing Member whether the non-Disposing Member desires to exercise its Preferential Right (in such capacity, a "PURCHASING MEMBER"). If the non-Disposing Member fails to exercise its Preferential Right during such 15 Business Day period, then the non-Disposing Member's Preferential Right (but not any future Preferential Right) shall be deemed to have been waived.

                           (ii) If the Preferential Right is deemed exercised in
                  accordance with Section 3.4(f)(i), the closing of the purchase of the Membership Interest shall occur at the principal place of business of the Company on the terms set forth in the Disposition Notice, unless the Disposing Member and the Purchasing Member agree upon a different place or date. At the closing, the Disposing Member shall execute and deliver to the Purchasing Member an assignment of the Membership Interest that is subject to Disposition, free and clear of Encumbrances other than those created pursuant to this Agreement or the Purchasing Member and any other instruments reasonably requested by the purchasing Member to give effect to the purchase. The Purchasing Member shall deliver to the Disposing Member in immediately available funds the purchase price provided for in Section 3.4(f)(i). Upon the completion of the closing of the purchase, the Membership Interests, Sharing Ratios and Capital Accounts of the Members shall be deemed adjusted to reflect the effect of the purchase.

                           (iii) If the non-Disposing Member waives or is deemed
                  to have waived the Preferential Right, the Disposing Member shall have the right to Dispose of the Membership Interest described in the Disposition Notice to the proposed Transferee strictly in accordance with the Disposition Notice for a period of 90 Days after the expiration of the last applicable period referred to in such Section 3.4(f)(i). If, however, the Disposing Member fails so to Dispose of its Membership Interest within such 90-Day period, the proposed Disposition shall again become subject to the Preferential Right in accordance with Section 3.4(f)(i).

                           (iv) If any portion of the purchase price is to be
                  paid in a form other than cash or cash equivalents (including real or personal property, promissory notes, securities, contractual benefits, assumption of liabilities or anything else of value) ("NON-CASH CONSIDERATION"), the Disposing Member shall state in its Disposition Notice its determination of the aggregate fair market value of such Non-Cash Consideration. If the non-Disposing Member disagrees with such determination, it shall notify the Disposing Member of such disagreement within ten Business Days of receiving the Disposition Notice. If a dispute as to the aggregate fair market value of the Non-Cash Consideration is not resolved within five Business Days after such notice, the Disposing Member or the non-Disposing Member may require an appraisal by delivering a written notice ("APPRAISAL NOTICE") requesting an independent appraisal. In such event, the value of the Non-Cash Consideration shall be determined by one investment banking firm of nationally recognized standing, agreed upon by the Disposing Member and the non-Disposing Member or, failing such agreement, appointed by the Presiding Judge of the United States District Court for the Southern District of Texas, Houston Division, pursuant to a petition to compel appraisal. The fair market value of the Non-Cash Consideration shall be the amount determined by the appraiser. The Disposing Member, on the one hand, and the non-Disposing Member, on the other hand, shall bear the expenses associated with any such appraisal equally.

                           (v) A Membership Interest may only be Transferred to
                  a Competitor pursuant to this Section 3.4.

         3.5 Additional Membership Interests. Additional Persons may be admitted to the Company as Members, and Membership Interests may be created and issued to those Persons and to existing Members upon approval thereof by the Members and subject to the terms and conditions set forth herein. Such admission must comply with any additional terms and conditions the Members may, in their sole discretion, determine at the time of admission. A document (which may be an amendment to this Agreement), in a form acceptable to the Members, will specify the terms of admission or issuance and will include, among other things, the Membership Interest applicable thereto. Such document may also provide for the creation of different classes of Membership Interests or groups of Members having different rights, powers and duties. Any such admission of a new Member will not be effective unless such new Member has agreed in writing to be bound by all terms and conditions of this Agreement as then in effect. The provisions of this Section 3.5 will not apply to Transfers of Membership Interests.

         3.6 Information.

                  (a) In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated.

                  (b) The Members acknowledge that, from time to time, they may receive information from or regarding the Company, the Partnership, or any other Member in the nature of trade secrets or secret or proprietary information or information that is otherwise confidential, the release of which may be damaging to the Company, the Partnership, the Member, or their respective Affiliates, as applicable, or Persons with which they do business. Each Member will hold in strict confidence any written information it receives regarding the Company or the Partnership and may not use or disclose such information to any Person other than another Member, except for uses or disclosures (i) compelled by Law (but such Member must notify the Company promptly of any such request for information, before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons to which that Member's Membership Interest may be Transferred as permitted by this Agreement, but only if the recipients of such information have agreed to be bound by the provisions of this Section 3.6(b), (iii) of information that a Member also has received from a source independent of the Company or the Partnership and that such Member reasonably believes such source obtained such information without breach of any obligation of confidentiality, (iv) of information obtained prior to the formation of the Company, or (v) of public information. The Members acknowledge that a breach of the provisions of this Section 3.6(b) may cause irreparable injury to the Company, the Partnership, or another Member or an Affiliate thereof for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 3.6(b) may be enforced by specific performance, injunctive or other equitable relief by a court of competent jurisdiction. Each Member agrees that it will not give any such information to the other Member that the other Member is prohibited by this Section 3.6(b) from using without (x) expressly notifying the other Member that it intends to give such information to such other Member and (y) receiving an express notification from the other Member that such other Member is willing to accept such information.

                  (c) The Members acknowledge that, from time to time, the Company or the Partnership may need information from any or all of such Members for various reasons, including for complying with various federal and state Laws. Each Member will provide to the Company or the Partnership all information reasonably requested by the Company within a reasonable amount of time from the date such Member receives such request. The Company will reimburse each such Member for any and all reasonable costs associated with furnishing information pursuant to this Section 3.6(c); provided that no Member will be obligated to provide such information to the Company to the extent such disclosure
         (i) could reasonably be expected to result in the breach or violation of any contractual obligation (if a waiver of such obligation cannot reasonably be obtained) or (ii) involves secret, confidential, or proprietary information.

         3.7 Liability to Third Parties. Except as required by the Act or as otherwise expressly agreed to in writing by such Member, no Member will be liable to any Person (including any third party or to another Member) (i) as a result of any act or omission of another Member or (ii) for losses, obligations, or Liabilities of the Company.

         3.8 Resignation. No Member has the right to, and will not attempt to, withdraw or resign from the Company as a Member without the prior written consent of all other Members, which consent may be granted or withheld in each such other Member's sole discretion. Any resignation in violation of the previous sentence is void ab initio, and a Member purporting to resign in violation of the previous sentence shall not be entitled to the fair market value of its Membership Interest pursuant to Section 18-604 of the Act or pursuant to any other theory.

         3.9 Lack of Member Authority. No Member has the authority or power to act as agent for or on behalf of the Company, do any act that would be binding on the Company, or incur any expenditures on behalf of the Company, unless authorized to do so in writing by the Company.

         3.10 Tag Along Rights. If a Member (the "TAG-INITIATING MEMBER") proposes to Transfer its Membership Interest to a non-Affiliate (such proposed Transfer is referred to herein as a "PROPOSED TAG-ALONG TRANSFER"), then the Tag-Initiating Member shall offer (the "TAG-ALONG OFFER") to include in the Proposed Tag-Along Transfer all, but not less than all, of the Membership Interest (the "TAG-ALONG MEMBERSHIP INTEREST") held by the other Member (a "TAG-ALONG MEMBER"). The mechanics for a Tag-Along Offer are as follows:

                  (a) The Tag-Initiating Member shall give the Tag-Along Member written notice prior to the expected consummation of the Proposed Tag-Along Transfer (the "TAG-ALONG NOTICE") of the Proposed Tag-Along Transfer as to which the Tag-Along Member may elect to Transfer all, but not less than all, of its Membership Interest under this Section
         3.10. Such Tag-Along Notice shall specify the name of the proposed Transferee, the Membership Interest to be Transferred to such proposed Transferee, the material terms of such Proposed Tag-Along Transfer, including the amount and type of consideration to be received therefor and the anticipated place and date on which the Proposed Tag-Along Transfer is to be consummated.

                  (b) If the Tag-Along Member wishes to include its Membership Interest in the Proposed Tag-Along Transfer in accordance with the terms of this Section 3.10 (the "TAG-ALONG ELECTING MEMBER"), such Tag-Along Electing Member shall so notify the Tag-Initiating Member not more than fifteen (15) days after its receipt of the Tag-Along Notice ("TAG-ALONG ACCEPTANCE NOTICE"). The Tag-Along Offer shall be conditioned upon the Tag-Initiating Member's Transfer of its Membership Interest pursuant to the transaction(s) contemplated in the Tag-Along Notice with the proposed Transferee named therein. If any Tag-Along Member timely accepts the Tag-Along Offer in accordance with this
         Section 3.10, then the Tag-Initiating Member shall permit the Tag-Along Electing Member to sell its Membership Interest under this Section 3.10, and the Tag-Initiating Member and the Tag-Along Electing Member (collectively, the "SELLING MEMBERS") shall sell the Membership Interests specified in the Tag-Along Offer to the proposed Transferee in accordance with the terms set forth in the Tag-Along Notice; provided, however, that the Tag-Initiating Member may elect in its sole discretion (and shall not otherwise be deemed to owe any duty or responsibility to the Tag-Along Electing Member to proceed) to terminate or otherwise not to sell its Membership Interest in the Proposed Tag-Along Transfer, in which case, the obligations under this
         Section 3.10 in respect of such Proposed Tag-Along Transfer shall cease.

                  (c) If the proposed consideration to be paid to the Selling Members by the non-Affiliate purchaser in the Proposed Tag-Along Transfer does not consist entirely of cash and/or marketable securities, then a Tag-Along Electing Member may elect to receive, in lieu of such other consideration, cash equal to the fair market value of such consideration. If the Tag-Initiating Member and the Tag-Along Electing Member do not agree on the fair market value of such consideration within ten (10) days following the date of receipt of the Tag-Along Acceptance Notice by the Tag-Along Electing Member, the fair market value of such consideration shall be determined by one investment banking firm of nationally recognized standing, agreed upon by the Selling Members or, failing such agreement, appointed by the Presiding Judge of the United States District Court for the Southern District of Texas, Houston Division, pursuant to a petition to compel appraisal. The determination of fair market value of the consideration by the selected firm, however such firm was selected, shall be final, binding and conclusive on all parties. The aggregate fees and expenses of any such firms shall be borne one-half by the Tag-Initiating Member and one-half by the Tag-Along Electing Member. Such cash election shall be made in the Tag-Along Acceptance Notice provided by the Tag-Along Electing Member to the Tag-Initiating Member. Upon receipt of such an election, the Tag-Initiating Member shall be obligated to pay such consideration or to cause such consideration to be paid to the Tag-Along Electing Member in cash.

                  (d) If at the time of the proposed Tag-Along Transfer, one of the Members is a Class D Member, then (i) if the Tag-Initiating Member is the Class D Member, then the consideration payable to the Tag-Along Electing Member shall equal the consideration payable to the Tag-Initiating Member pursuant to the proposed Tag-Along Transfer, less the fair market value of the Class D Membership Interest and (i) if the Tag Along Electing Member is the Class D Member, then the consideration payable to the Tag-Along Electing Member shall equal the consideration payable to the Tag-Initiating Member pursuant to the proposed Tag-Along Transfer, plus the fair market value of the Class D Membership Interest. The fair market value of the Class D Membership Interest such consideration will be determined in the manner set forth in Section 3.10(c) if the parties do not agree.

                  (e) If for any reason an agreement for such Proposed Tag-Along Transfer is not executed by the Selling Members and the prospective Transferee within one-hundred eighty (180) days after the date of the Tag-Along Notice or, if so executed, the transaction with such prospective Transferee thereafter should fail to close, the Tag-Initiating Member must comply with the provisions set forth in this
         Section 3.10, to the extent applicable, prior to making any subsequent Transfer of its Membership Interest.

         3.11 Right to Sell Highest Incentive Distribution Splits. Notwithstanding anything in this Agreement to the contrary (including the requirements for Member approval in Section 6.3(b)), if the Merger Agreement is terminated in accordance with its terms, each Member shall have the right, exercisable at any time following the termination of the Merger Agreement in its sole discretion (subject to the terms of this Section 3.11), to cause the Company to sell or to contribute directly or indirectly to the Partnership its Sharing Ratio of all right, title and interest of the Company in and to the Highest Incentive Distribution Splits, such that after giving effect to such sale or contribution the Company's right to distributions with respect to such portion of the Highest Incentive Distribution Splits will be eliminated from the Partnership Agreement (and the Company will cause the Partnership Agreement to be amended as necessary to effectuate such sale or contribution) and will cease to be an asset owned by the Company; provided, however, that a sale or contribution of the Highest Incentive Distribution Splits pursuant to this
Section 3.11 may only be made if each of the following conditions are satisfied:

                  (a) the Merger Agreement shall have been terminated in accordance with its terms;

                  (b) the Member who proposes to cause the Company to make such sale or contribution (the "HIDS SELLER") shall have delivered notice to the other Member (the "HIDS PARTICIPATING MEMBER"), which notice may be given orally and shall be promptly confirmed in writing, of the proposed sale or contribution of the Highest Incentive Distribution Splits, such notice to be given not less than fifteen (15) Business Days prior to the proposed sale or contribution and which notice shall include a summary of the consideration proposed to be paid to the Company for the sale or contribution of such portion of the Highest Incentive Distribution Splits (such notice, the "HIDS NOTICE").

                  (c) the HIDS Participating Member shall have the right, exercisable at any time during the period commencing upon its receipt of the HIDS Notice and ending immediately prior to the closing of such sale or contribution, to cause the Company to include the HIDS Participating Member's Sharing Ratio of the Highest Incentive Distribution Splits in the proposed sale or contribution. The HIDS Participating Member shall exercise its right under this Section 3.11 by delivery to the HIDS Seller of written notice of such election (which notice, once so delivered to the HIDS Seller, shall be irrevocable. Upon any such exercise, the Company shall sell or contribute directly or indirectly to the Partnership its entire right to distributions with respect to the Highest Incentive Distribution Splits. If the HIDS Participating Member does not deliver to the HIDS Seller written notice of its election pursuant to this Section 3.11 prior to the closing of the sale or contribution of the Highest Incentive Distribution Splits, then upon such closing, the HIDS Participating Member shall be issued a Class D Membership interest (a "CLASS D MEMBERSHIP INTEREST") having a right to distributions in accordance with SECTION 5.3.

         3.12 Change of Member Control.

                  (a) In the event of a Change of Member Control, the Member with respect to which the Change of Member Control has occurred ("CHANGING MEMBER") shall promptly (and in all events within five Business Days after the Change of Member Control) give notice thereof ("CONTROL NOTICE") to the other Member (in such capacity, the "NON-CHANGING MEMBER"). If the Control Notice is not given by the Changing Member as provided above and the Non-Changing Member becomes aware of such Change of Member Control, such Non-Changing Member shall have the right to give the Control Notice to the Changing Member. The Non-Changing Member shall have the right, but not the obligation, either: (i) to acquire the Membership Interest of the Changing Member for the fair market value thereof (as such, a "BUY-OUT RIGHT") or (ii) to sell the Membership Interest of the Non-Changing Member to the Changing Member for the fair market value thereof (as such, a "SELL-OUT RIGHT"). For purposes of this Section 3.12, "fair market value" means the cash value for which a willing buyer and willing seller under no compulsion would be willing to buy or sell the Membership Interest of the Changing Member. If the Non-Changing Member elects to proceed under clause (i), then the Changing Member shall deliver its proposed fair market value ("FMV NOTICE") of its Membership Interest to the Non-Changing Member within five Business Days after the delivery of the Control Notice. The Non-Changing Member shall then have 15 Business Days after receipt of the FMV Notice to dispute the fair market value set forth therein by notice to the Changing Member. If the Non-Changing Member disputes the fair market value set forth in the FMV Notice, then the parties shall attempt to resolve such dispute. If such dispute is not resolved within 15 Business Days after delivery of the dispute notice, then the fair market value of the Changing Member's Membership Interest shall be determined by one investment banking firm of nationally recognized origin agreed upon by the Changing Member and the Non-Changing Member or failing such agreement, appointed by the Presiding Judge of the United States District Court for the Southern District of Texas, Houston Division, pursuant to a petition to compel appraisal. If such dispute is submitted to the appraiser, the fair market value of the Changing Member's Membership Interest shall be the amount determined by the appraiser. The fair market value of the Changing Member's Membership Interest determined as set forth in this
         Section 3.12(a) shall be the "FAIR MARKET VALUE." The Changing Member shall pay the expenses associated with any such appraisal. Alternatively, if the Non-Changing Member elects to proceed under clause (ii), then the Non-Changing Member shall deliver its proposed fair market value ("FMV NOTICE") of its Membership Interest to the Changing Member within five Business Days after the delivery of the Control Notice. The Changing Member shall then have 15 Business Days after receipt of the FMV Notice to dispute the fair market value set forth therein by notice to the Non-Changing Member. If the Changing Member disputes the fair market value set forth in the FMV Notice, then the parties shall attempt to resolve such dispute. If such dispute is not resolved within 15 Business Days after delivery of the dispute notice, then the fair market value of the Non-Changing Member's Membership Interest shall be determined by one investment banking firm of nationally recognized standing, agreed upon by the Changing Member and the Non-Changing Member or failing such agreement, appointed by the Presiding Judge of the United States District Court for the Southern District of Texas, Houston Division, pursuant to a petition to compel appraisal. If such dispute is submitted to the appraiser, the fair market value of the Non-Changing Member's Membership Interest shall be the amount determined by the appraiser. The fair market value of the Non-Changing Member's Membership Interest determined as set forth in this Section 3.12(a) shall also be the "FAIR MARKET VALUE." The Non-Changing Member shall pay the expenses associated with any such appraisal.

                  (b) If either the Buy-out Right or the Sell-out Right is exercised in accordance with Section 3.12(a), the closing of the purchase of the Membership Interest shall occur at the principal place of business of the Company on the 30th Day after the expiration of the last applicable period referred to in such Section 3.12(a), unless the Changing Member and the Non-Changing Members, as applicable, agree upon a different place or date. At the closing, following the course of events specified in Section 3.12(a)(i), the Changing Member shall execute and deliver to the Non-Changing Member, as applicable, an assignment of the Membership Interest that is subject to such Change of Member Control free and clear of Encumbrances, other than those created by this Agreement or by the Non-Changing Member, and any other instruments reasonably requested by the Non-Changing Member, as applicable, to give effect to the purchase. The Non-Changing Member, as applicable, shall deliver to the Changing Member in immediately available funds the purchase price provided for in Section 3.12(a), and the Membership Interests,

         Sharing Ratios and Capital Accounts of the Members shall be deemed adjusted to reflect the effect of the purchase. Alternatively, at the closing following the events specified in Section 3.12(a)(ii), the Non-Changing Member shall execute and deliver to the Changing Member, as applicable, an assignment of the Membership Interest that is subject to such Change of Member Control free and clear of Encumbrances, other than those created by this Agreement or by the Changing Member, and any other instruments reasonably requested by the Changing Member, as applicable, to give effect to the purchase. The Changing Member, as applicable, shall deliver to the Non-Changing Member in immediately available funds the purchase price provided for in Section 3.12(a), and the Membership Interests, Sharing Ratios and Capital Accounts of the Members shall be deemed adjusted to reflect the effect of the purchase.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

         4.1 Capital Account Balances.

                  (a) Upon consummation of the transactions contemplated in
         Section 3.1, the balance of the Capital Account of the Class C Member shall be $425,000,000, as set forth on Exhibit A, and the balance of the Capital Account of the Class B Member shall be $425,000,000, as set forth on Exhibit A.

                  (b) No Member shall have any obligation or right to make any Capital Contribution to the Company except as provided in Sections 4.2 and 4.4.

         4.2 Capital Contributions by the Company to the Partnership. Pursuant to Section 4.4(c)(iii) of the Partnership Agreement, upon the issuance of any Units (as defined in the Partnership Agreement) or other Partnership Securities (as defined in the Partnership Agreement) by the Partnership, the Company, as general partner of the Partnership, is required to make (a) an additional capital contribution to the Partnership or (b) convert a number of Partnership Securities owned by the Company into additional general partner interests, such that the Company shall at all times have a balance in its Partnership capital account equal to 1.0% of the total positive capital account balances of all partners of the Partnership. Concurrently with the capital contribution required to be made by the Company to the Partnership pursuant to Section 4.4(c)(iii) of the Partnership Agreement (the "GP CONTRIBUTION"), each of the Class B Member and the Class C Member shall contribute to the Company its pro rata share of the GP Contribution based on its respective Sharing Ratio. Such contribution to the Company by the Class B Member and Class C Member may be in cash or in Partnership Securities (as defined in the Partnership Agreement), as such contributing Member may elect in its sole discretion. The value of any such Partnership Securities contributed to the Company pursuant to this Section 4.2 shall be the Agreed Value of same as of the date of the contribution. In the event any Member fails to contribute to the Company its pro rata share of the GP Contribution in accordance with this Section 4.2 (the "FAILING MEMBER"), the other Member(s) may elect to additionally contribute to the Company (the "CONTRIBUTING MEMBER") such Failing Member's pro rata share of the GP Contribution. If such contribution is made by a Contributing Member, as a penalty for Default, the Failing Member shall forfeit all future distributions of Available Cash from the Company pursuant to Section 5.3 and such Failing Member's distributions shall instead be distributed to the Contributing Member until such time as an amount equal to 150% of the amount so contributed by the Contributing Member on behalf of the Failing Member shall be distributed to the Contributing Member (the amount to be distributed in excess of the amount contributed by a Contributing Member is referred to as the "EXCESS AMOUNT"). In no event shall the Class D Member be obligated to make any capital contributions to the Company in its capacity as such.

         4.3 Return of Contributions. No Member is entitled (i) to the return of any part of any Capital Contribution or (ii) to be paid interest in respect of either its Capital Account or any Capital Contribution. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any other Member's Capital Contributions.

         4.4 Advances by Members.

                  (a) If the Company does not have sufficient cash to pay its obligations, and subject to the obligations of the Members as set forth in Section 4.2 above, the Company, with the agreement of all of the Members, may allow one or more Members to advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 4.4(a) constitutes a loan or, if all Members agree, a Capital Contribution, from the Member to the Company and will be subject to such terms and conditions as may be agreed upon by the Company and such Member. However, if there is any ambiguity as to the nature of the advance contemplated by the preceding sentence or if all of the Members fail to agree to treat the amount as a Capital Contribution, the advance will be conclusively deemed a loan for any and all purposes.

                  (b) A loan by any Member to the Company as contemplated by
         Section 4.4(a) or otherwise will not be considered a Capital Contribution and will not increase the Capital Account balance of such Member. Except as otherwise provided in this Agreement or by applicable Law, such loan will be treated as a Liability of the Company and will be paid in accordance with its terms as if such loan was made by an unrelated creditor.

         4.5 Capital Accounts. A separate capital account ("CAPITAL ACCOUNT") shall be established and maintained for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). The initial balance of the Capital Account of each Member as of the execution of this Agreement will be as set forth in
Section 4.1. The Capital Account of each Member shall thereafter be adjusted as follows:

                  (a) Increases and Decreases. Each Member's Capital Account will be (i) increased by (A) the amount of cash or cash equivalents contributed by that Member to the Company as capital, (B) the Net Agreed Value of property contributed by that Member to the Company as capital (contributions contemplated by subparagraphs (A) and (B) will be referred to as "CAPITAL CONTRIBUTIONS"), and (C) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from Tax and income and gain described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treasury Regulation Section 1.704-1(b)(4)(i); and (ii) decreased by (A) the amount of cash or cash equivalents distributed to that Member by the Company, (B) the Net Agreed Value of property distributed to that Member by the Company, and (C) allocations of Company losses and deductions (or items thereof), including losses and deductions described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g) (but excluding losses or deductions described in Treasury Regulation Section 1.704-1(b)(4)(i) or (iii));

                  (b) Method for Determining Income, Gain, Loss and Deductions. For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Members' Capital Accounts, the determination, recognition and classification of any such item will be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided that:

                           (i) All fees and other expenses incurred by the
                  Company to promote the sale of (or to sell) any interest that can neither be deducted nor amortized under Section 709 of the Code, if any, will, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and will be allocated among the Members pursuant to Sections 5.1 and 5.2.

                           (ii) Except as otherwise provided in Treasury
                  Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction will be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                           (iii) Any income, gain or loss attributable to the
                  taxable disposition of any Company property will be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company's Carrying Value with respect to such property as of such date.

                           (iv) In accordance with the requirements of Section
                  704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property will be determined as if the adjusted basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property on the date it was acquired by the Company. Upon an adjustment pursuant to
                  Section 4.5(d) to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property will be determined
                  (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions will be determined using any reasonable method that the Company may adopt.

                           (v) Any income of the Company that is exempt from
                  federal income tax and not otherwise taken into account in computing Net Income or Net Loss will be added to such taxable income or loss.

                  (c) Succession in Interests. A Transferee will succeed to the Capital Account of the Transferor relating to the Membership Interest so Transferred.

                  (d) (i) Additional Membership Interests. Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Membership Interests for cash or Contributed Property, the Capital Accounts of all Members and the Carrying Value of each Company property immediately prior to such issuance will be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 5.1.

                           (ii) Adjustments Prior to a Distribution. In
                  accordance with Treasury Regulation Section
                  1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Member of any Company property (other than a distribution of cash or cash equivalents that are not in redemption or retirement of a Membership Interest), the Capital Accounts of all Members and the Carrying Value of each Company property will be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value (which will be determined by the Company using any valuation method it deems reasonable under the circumstances), and had been allocated to the Members at such time, pursuant to
                  Section 5.1.

                                   ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

         5.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company's items of income, gain, loss and deduction (computed in accordance with Section 4.5(b)) will be allocated among the Members for each taxable year (or portion thereof) as provided below:

                  (a) Net Income. All items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period, determined after any special allocations required by Sections 5.1(d) through 5.1(l) have first been made, will be allocated to each Member in proportion to its respective Sharing Ratio.

                  (b) Net Loss. All items of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period, determined after any special allocations required by Sections 5.1(d) through 5.1(l) have first been made, will be allocated to each Member in proportion to its respective Sharing Ratio.

                  (c) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (A) the amount of Company Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain will be allocated to each Member in accordance with its respective Sharing Ratio.

                  (d) Company Minimum Gain Chargeback. Notwithstanding the other provisions of this Section 5.1, except as provided in Treasury Regulation Section 1.704-2(f)(2) through (5), if there is a net decrease in Company Minimum Gain during such taxable period, each Member will be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(f)(6) and
         (g)(2) and Section 1.704-2(j)(2)(i), or any successor provisions. For purposes of this Section 5.1(d), each Member's Adjusted Capital Account balance will be determined, and the allocation of income or gain required hereunder will be effected, prior to the application of any other allocations pursuant to this Section 5.1 with respect to such taxable period (other than an allocation pursuant to Section 5.1(h) or (i)).

                  (e) Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt. Notwithstanding the other provisions of this Section
         5.1 (other than Section 5.1(d), except as provided in Treasury Regulation Section 1.704-2(i)(4)), if there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during such taxable period, any Member with a share of Minimum Gain Attributable to Member Nonrecourse Debt at the beginning of such taxable period will be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.1, each Member's Adjusted Capital Account balance will be determined and the allocation of income or gain required hereunder will be effected, prior to the application of any other allocations pursuant to this Section 5.1, other than Sections 5.1(d), (h) and (i), with respect to such taxable period.

                  (f) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4) through (6) (or any successor provisions), items of Company income and gain will be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 5.1(d) or 5.1(e).

                  (g) Gross Income Allocations. In the event any Member has a deficit balance in its Adjusted Capital Account at the end of such taxable period, such Member will be specifically allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.1(g) will be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.1 have been tentatively made for such taxable period as if this Section 5.1(g) was not in the Agreement.

                  (h) Nonrecourse Deductions. Nonrecourse Deductions for any such taxable period will be allocated to the Members in proportion to their respective Sharing Ratios. If the Members determine in their good faith discretion that the Company's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Company is authorized, upon notice to the Members, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

                  (i) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period will be allocated 100% to the Member that bears the Economic Risk of Loss for such Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i) (or any successor provision). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto will be allocated between or among such Members ratably in proportion to their respective shares of such Economic Risk of Loss.

                  (j) Allocation in Event of Failure to Contribute. In the event a Contributing Member is distributed cash pursuant to the last sentence of Section 4.2 in excess of the amount of cash contributed by such Contributing Member due to the failure to contribute by a Failing Member, such Contributing Member will be allocated items of Company gross income and gain in the amount of such excess.

                  (k) Class D Interests. Following the issuance of a Class D Membership Interest, all items of income, gain, loss and deduction attributable to the portion of the Highest Incentive Distribution Splits that was excluded from the sale or contribution of any Highest Incentive Distribution Splits pursuant to Section 3.10, shall be allocated to the Member holding such Class D Membership Interest.

                  (l) Administrative Services Allocation. The Investor shall be allocated items of income and gain equal to the amount of any distribution received pursuant to Section 5.4(c).

         5.2 Allocations for Tax Purposes. Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction which is recognized by the Company for federal income tax purposes will be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1.

                  (a) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions will be allocated for federal income tax purposes among the Members in accordance with Treasury Regulation Section 1.704-3(d) (the "REMEDIAL METHOD").

                  (b) For the proper administration of the Company, the Company will (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; provided, that such depreciation, amortization and cost recovery methods will be the most accelerated methods allowed under federal tax Laws, and (ii) amend the provisions of this Agreement as appropriate to reflect the promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code. The Company may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(b) only if such conventions, allocations or amendments are consistent with the principles of Section 704 of the Code.

                  (c) Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset will, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2 be characterized as Recapture Income in the same proportions and the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                  (d) All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof will be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, that such allocations, once made, will be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

         5.3 Distributions. Except as provided for in Section 12.2, within forty-five (45) days following each Quarter (the "DISTRIBUTION DATE"), the Company shall distribute to the Members in accordance with Section 5.5 one hundred percent (100%) of the Company's Available Cash on such Distribution Date, any non-cash consideration received by the Company in connection with any sale or contribution of any Highest Incentive Distribution Splits pursuant to
Section 3.11, and any other property of the Company the Managing Member determines should be distributed to the Members. Each distribution in respect of a Membership Interest shall be paid by the Company only to the Record Holder thereof as of the Distribution Date, unless otherwise directed by the Record Holder. Such payment shall constitute full payment and satisfaction of the Company's Liability with respect to such payment, regardless of any claim of any Person who may have an interest in such payment by reason of Transfer or otherwise.

         5.4 Sharing of Distributions.

                  (a) Subject to Sections 5.4(b), 5.4(c) and 12.2, all distributions shall be made to the Members in proportion to their respective Sharing Ratios.

                  (b) If the Company has issued a Class D Membership Interest, then:

                           (i) The portion of the Company's Available Cash on
                  any Distribution Date attributable to any sale or contribution of any Highest Incentive Distribution Splits pursuant to
                  Section 3.11 and any non-cash consideration received by the Company in connection with any sale or contribution of any Highest Incentive Distribution Splits pursuant to Section 3.11 shall be distributed (A) first, to the Members in proportion to their respective Sharing Ratios until the Class D Member has received an amount equal to any Assumed Tax that such Member will be deemed to incur in respect of the year in which the sale or contribution of any Highest Incentive Distribution Splits pursuant to Section 3.11 occurs as a result of such sale or contribution, and (B) the remainder to the HIDS Seller; and

                           (ii) The portion of the Company's Available Cash on
                  the Distribution Date and any other property received by the Company attributable to the portion of the Highest Incentive Distribution Splits that was excluded from the sale or contribution of any Highest Incentive Distribution Splits pursuant to Section 3.11 shall be distributed to the Class D Member.

                  (c) During the Support Period, the Company shall first distribute to the Investor an amount of Available Cash equal to 100% of the Reduction in Distributions since the immediately preceding Distribution Date, determined as follows:

                           (i) At least 10 Business Days prior to each
                  Distribution Date during the Support Period, El Paso GP Holdco will notify Investor of its good faith estimate of the Reduction in Distributions since the immediately preceding Distribution Date, such notice to include the basis of El Paso GP Holdco's calculation of such amount and reasonable supporting documentation therefore;

                           (ii) Absent manifest error, the good faith estimate
                  provided by El Paso GP Holdco of the Reduction in Distributions shall be used for purposes of determining the distributions to be made hereunder upon such Distribution Date;

                           (iii) El Paso GP Holdco shall provide any additional
                  information and access to relevant personnel as may reasonably be requested by Investor in connection with determining whether the good faith estimate provided by El Paso GP Holdco of the Reduction in Distributions since the immediately preceding Distribution Date equals the actual Reductions in Distributions since such Distribution Date; and

                           (iv) Investor shall have the right (and such right
                  shall survive the expiration of the Support Period) to make a claim against El Paso GP Holdco for any shortfall between any estimate of the Reduction in Distributions used to determine the distributions hereunder and the actual Reduction in Distributions for a period of 18 months following the applicable Distribution Date.

         5.5 Distribution Restrictions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Member to the extent that such distribution is not permitted under any applicable Law, including the Act.

                                   ARTICLE VI
                            MANAGEMENT OF THE COMPANY

         6.1 Management.

                  (a) Number of Directors; Managing Member; Powers of Directors and Managing Member. The business, affairs, operations and property of the Company shall be managed by or under the direction of the Board, which shall consist of a number of individuals designated as directors of the Company (the "DIRECTORS"), a majority of whom must be Independent Directors. Each Director shall serve for a term of one year from the date of his of her designation or until his or her earlier resignation, removal or inability to serve. For as long as El Paso GP Holdco retains ownership of the Class B Membership Interest and so elects to serve, El Paso GP Holdco shall serve as the Managing Member of the Company for purposes of the Act (in such capacity, the "MANAGING MEMBER"). If El Paso GP Holdco Transfers its Class B Membership Interest (and in so doing, transfer its status as Managing Member) to any other Person, all references to the Managing Member in this Agreement shall thereafter be deemed to refer to such transferee. The Directors (including the Independent Directors) shall be designated by the Managing Member. Except to the extent the Managing Member specifically retains such power or authority herein, the power and authority granted to the Board hereunder shall include all those necessary or convenient for the furtherance of the purposes of the Company and shall include the power to make or delegate to Officers all decisions with regard to the management, operations, assets, financing and capitalization of the Company and/or the Partnership (as appropriate). The number of Directors shall initially be five (5), but such number may be increased or decreased from time to time by resolution of the Board or by the Managing Member; provided, however, that a majority of the Directors elected must be Independent Directors; and provided, further, that if at any time a majority of the Directors are not Independent Directors the Board shall still have all powers and authority granted to it hereunder but that the Board and the Managing Member shall endeavor to elect additional Independent Directors to come into compliance with this Section 6.1.

                  (b) Other Board Matters. The Board shall be governed by Exhibit B, which Exhibit B may be amended, supplemented, modified or replaced from time to time by the Managing Member or by the affirmative vote of a majority of the entire Board.

         6.2 Directors as Agents. No Director, in such capacity, acting singly or with any other Director, shall have any authority or right to act on behalf of or bind the Company other than by exercising the Director's voting power as a member of the Board, unless specifically authorized by the Board in each instance.

         6.3 Matters Requiring Member Approval. (a) Without Member approval (which shall include the approval of the Managing Member and the Class C Member except as set forth in Section 3.4(f)(v), Section 6.3(b), Section 6.3(c) and
Section 7.4 or as otherwise provided for in this Agreement), the Company shall not, and shall not permit any of its Subsidiaries to:

                           (i) make (for itself or on the Partnership's behalf)
                  a general assignment for the benefit of creditors,

                           (ii) file (for itself or on the Partnership's behalf)
                  a voluntary bankruptcy petition,

                           (iii) file (for itself or on the Partnership's
                  behalf) a petition or answer seeking for the Company or the Partnership a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law;

                           (iv) file (for itself or on the Partnership's behalf)
                  an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company or the Partnership in a proceeding (A) of the type described in (i) through (iii) above or (B) in any federal or state bankruptcy or insolvency proceeding; or

                           (v) seek, consent, or acquiesce (for itself or on the
                  Partnership's behalf) to the appointment of a trustee, receiver, or liquidator of the Company or the Partnership or of all or any substantial part of its or the Partnership's properties.

                  (b) Without Member approval (which shall include the approval of the Managing Member and the Class C Member except as set forth in
         Section 3.4(f)(v), this Section 6.3(b), Section 6.3(c) and Section 7.4 or as otherwise provided for in this Agreement), except in connection with the MLP Merger or as contemplated by the Merger Agreement, the Company shall not, and shall not permit any of its wholly owned Subsidiaries or, with respect to clauses (xii) and (xiii) below, the Partnership, to:

                           (i) effect any merger, consolidation or share
                  exchange into or with any other Person, or any other similar business combination transaction involving the Company or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, as amended from time to time) or reorganization, recapitalization or financial restructuring of the Company;

                           (ii) effect any amendment or repeal of the
                  Certificate other than to effect (A) changes pursuant to
                  Section 13.1, (B) non-substantive changes or

                  (C) changes that do not adversely affect any Member (unless such affected Member's consent has been obtained);

                           (iii) effect any amendment to (A) Section 2.4 of this
                  Agreement or (B) any other provision of this Agreement that would (i) materially adversely affect the rights of the Class C Member hereunder or (ii) if the Class C Member also is the Class D Member, materially adversely affect the rights of the Class D Member hereunder;

                           (iv) effect any amendment to the Partnership
                  Agreement that would reduce the Company's allocable share of distributions from the Partnership or that would otherwise (i) materially adversely affect the Class C Member or (ii) if the Class D Member also is the Class C Member, materially adversely affect the Class D Member;

                           (v) effect any sale, lease, transfer, pledge or other
                  disposition of all or substantially all of the properties or assets of the Company or the Company and any of its Subsidiaries taken as a whole;

                           (vi) other than equity securities issued upon
                  exercise of convertible securities approved pursuant to this
                  Section 6.3, effect any authorization, sale and/or issuance by the Company of any Membership Interests or other equity securities, whether in a private or public offering, including an initial public offering, or the grant, sale or issuance of other securities (including rights, warrants and options) convertible into, exchangeable for or exercisable for any Membership Interests, partnership interests, capital stock, or other equity securities, whether or not presently convertible, exchangeable or exercisable;

                           (vii) effect any (A) incurrence of any indebtedness
                  by the Company, (B) assumption, incurrence, or undertaking by the Company of, or the grant by the Company of any security for, any financial commitment of any type whatsoever, including any purchase, sale, lease, loan, contract, borrowing or expenditure, or (C) lending of money by the Company to, or the guarantee by the Company of the debts of, any other Person other than the Partnership or its Subsidiaries (collectively, "COMPANY OBLIGATIONS") other than Company Obligations incurred
                  (x) pursuant to Section 4.4 and, (y) pursuant to joint and several liability for the Partnership's Liabilities under Delaware Law; provided, however, that no consent of the Members shall be required for the Company to make a capital contribution to the Partnership pursuant to Section 4.4(c)(iii) of the Partnership Agreement;

                           (viii) limit, restrict or terminate distributions of
                  Available Cash by the Company to the Members, other than pursuant to Sections 4.2 and 15.1;

                           (ix) assign, transfer, sell or otherwise dispose of
                  the Company's general partner interest in the Partnership or any Incentive Distribution (or Highest Incentive Distribution Splits) rights relating to the Partnership which are owned by the Company;

                           (x) own or lease any assets other than the Company's
                  general partner interest and Incentive Distributions (and Highest Distribution Interest Splits) in the Partnership unless the Company shall be reimbursed for the cost of such ownership or lease by the Partnership;

                           (xi) file any federal or material state Tax Return on
                  behalf of the Company or the Partnership or settle or compromise any material claim with respect to Taxes of the Company or the Partnership;

                           (xii) any merger or consolidation involving the
                  Partnership in respect of which the Partnership would not control at least 51% of the Voting Power of the surviving entity in the transaction; or

                           (xiii) any Disposition, whether in one transaction or
                  a series of transactions, of all or substantially all of the properties or assets of the Company or the Partnership.

provided, however, that notwithstanding the foregoing provisions in this Section 6.3(b), the approval of the Members shall not be required for the Company to take any of the actions set forth in this Section 6.3(b) in connection with any sale of Highest Incentive Distribution Splits pursuant to Section 3.11.

                  (c) No Member in Default shall be entitled to consent on any of the matters set forth in this Section 6.3.

         6.4 Resolutions of Conflicts of Interest; Affiliate Transactions.

                  (a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the Company, on the one hand, and any Director or Officer, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted, and shall not constitute a breach of this Agreement, any other agreement contemplated herein, or any duty stated or implied by Law or equity (including fiduciary duties), if the resolution or course of action is reasonable and fair to the Company.

                  (b) Unless otherwise expressly provided in this Agreement, whenever a transaction is proposed between El Paso Parent or any of its Subsidiaries (excluding the Company), on the one hand, and the Partnership or any of its Subsidiaries, on the other hand, any resolution or course of action in respect of such transaction shall be permitted, and shall not constitute a breach of this Agreement, any other agreement contemplated herein, or any duty of the Company, the Board, any Director or any Member stated or implied by applicable Law or equitable principles (including fiduciary duties), if such transaction is approved on behalf of the Partnership or its applicable Subsidiary or Subsidiaries by the Partnership's Conflicts and Audit Committee (as defined in the Partnership Agreement).

                  (c) Unless otherwise expressly provided in this Agreement, whenever a transaction is proposed between El Paso Parent or any of its Subsidiaries (excluding the

         Company), on the one hand, and the Company or any of its Subsidiaries, on the other hand, any resolution or course of action in respect of such transaction shall be permitted, and shall not constitute a breach of this Agreement, any other agreement contemplated herein, or any duty stated or implied by applicable Law or equitable principles (including fiduciary duties), if such transaction is approved by a majority of the Independent Directors and consented to by the Class C Member, which consent shall not be unreasonably withheld; provided, however, that the consent of the Class C Member shall not be required for any arrangement or transaction whereby the Company utilizes shared services with, or employees of, El Paso Parent or its Subsidiaries (excluding the Company) to perform services on behalf of the Company provided that the terms of such arrangement are no less favorable in the aggregate to the Company and its Subsidiaries than would be reasonably expected in a similar transaction with an unaffiliated Person.

                  (d) The Board or Independent Directors, as applicable, shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (iii) any applicable generally accepted accounting or engineering practices or principles; and (iv) such additional factors as the Board determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.

                  (e) Whenever a particular transaction, course of action, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, course of action, arrangement or resolution shall (unless otherwise provided herein) be considered in the context of all similar or related transactions, as well as in the context of any other matters considered by the Board pursuant to clauses (i) - (iv) of Section 6.4(d).

                  (f) The Board may rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request consent, Order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and any act taken or omitted in reliance upon any such paper or document shall be conclusively presumed to have been done or omitted in good faith.

                  (g) The Board may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act taken or omitted in reliance upon the opinion or advice of such Persons as to matters that the Board reasonably believes to be within such Persons' professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion or advice.

         6.5 Duties of the Members and Directors.

                  (a) The Managing Member shall be "manager" of the Company within the meaning of the Act. However, the business and affairs of the Company shall be fully vested in, and managed by, the Board and any Officers elected or appointed to the Board pursuant to Section 14 of Exhibit B. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and the Officers on the other and, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The Officers shall be vested with such powers and duties as are set forth in Exhibit B and as are specified by the Board. Accordingly, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers who shall be agents of the Company. In addition to the powers and authorities expressly conferred on the Board by this Agreement, the Board may exercise such powers of the Company and do all such acts and things as are not restricted by this Agreement, the Act or applicable Laws.

                  (b) No provision in this Agreement other than Section 2.8, this Section 6.5 and Article VIII shall in any way restrict, limit or otherwise modify (1) the duties (including fiduciary duties) and Liabilities relating thereto that the Directors of the Company owe to the Members under the Laws of the State of Delaware or (2) any duties and Liabilities relating thereto that any Member may owe to the other Members under the Laws of the State of Delaware; provided, that under no circumstances shall any such duty of a Member hereunder restrict the exercise by Member of its rights under Section 2.8 or Section 6.3 hereof, which such rights may be exercised in any manner that a Member, in its sole discretion and without consideration of the interests of any other Person, deems appropriate, and any provision of this Agreement other than Section 2.8, this Section 6.5 and Article VIII that purports to restrict, limit or otherwise modify the duties and Liabilities relating thereto that the Directors or Members owe to the Members under the Laws of the State of Delaware shall be null and void and of no force and effect

                  (c) No Director shall have any personal liability to the Company or any Member for monetary damages for any breach of duty set forth in this Agreement or any other duty existing under the Laws of the State of Delaware; provided, however, that this provision shall not eliminate or limit the liability of any Director for (i) any breach of the Director's duty of loyalty to the Company or its Members, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) any unlawful distribution or unlawful redemption of a membership interest, or (iii) any transaction in which the Director derived an improper personal benefit. In addition, it shall not constitute a breach of any fiduciary duty to the Company or its Members arising under this Agreement or applicable Law for any Director(s) that are then serving on the Conflicts and Audit Committee (as such term is defined in the Partnership Agreement) to take such actions while serving in such capacity (including granting or withholding of Special Approval (as defined in the Partnership Agreement)), as such Conflicts and Audit Committee determines to be appropriate or necessary to resolve conflicts of interest on behalf of the Partnership in a manner that such Committee determines to be fair and reasonable to the Partnership notwithstanding that such resolution may not be in the best interests of the Company.

                  (d) The provisions of Section 2.8, Section 6.1(c), this
         Section 6.5 and Article VIII, to the extent they restrict the fiduciary and other duties and Liabilities of a Person otherwise existing at Law or in equity, constitute an agreement to restrict and replace such fiduciary and other duties and Liabilities of such Person pursuant to the provisions of Section 18-1101(c) of the Act. To the extent that, at Law or in equity, a Member or a Director has duties (including fiduciary duties) and Liabilities relating thereto to the Company, a Member, a Director or to any other Person that is a party to or is otherwise bound by this Agreement, such Member or Director shall not be liable to the Company, to any Member, to any Director or to any other Person that is a party to or is otherwise bound by this Agreement for its good faith reliance on the provisions of this Agreement.

         6.6 Matters Requiring Director Approval. Notwithstanding anything to the contrary in this Agreement, the Company will not take any of the following actions unless all of the Directors have voted in favor of, or consented to, such action:

                  (a) make (for itself or on the Partnership's behalf) a general assignment for the benefit of creditors;

                  (b) file (for itself or on the Partnership's behalf) a voluntary bankruptcy petition;

                  (c) file (for itself or on the Partnership's behalf) a petition or answer seeking for the Company or the Partnership a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law;

                  (d) file (for itself or on the Partnership's behalf) an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company or the Partnership in a proceeding (i) of the type described in (a) through (c) above or
         (ii) in any federal or state bankruptcy or insolvency proceeding; or

                  (e) seek, consent, or acquiesce (for itself or on the Partnership's behalf) to the appointment of a trustee, receiver, or liquidator of the Company or the Partnership or of all or any substantial part of its or the Partnership's properties.

None of this Section 6.6, Section 2.4 or Section 6.4 may be amended without the approval of all Independent Directors.

                                  ARTICLE VII
                                    MEETINGS

         7.1 Meetings of Members.

                  (a) A quorum will be present at a meeting of the Members held to vote on any matter if Members of each class of Membership Interests that are entitled to vote on the matter are represented at the meeting in person or by proxy. The Members shall be deemed to have approved any action, proposal, resolution or other matter if (i) a majority of each class of Membership Interests that are entitled to vote on the matter have consented to such action, proposal, resolution or other matter or
         (ii) Members holding a
         majority of each class of Membership Interests that are entitled to vote on the matter present at a meeting at which a quorum is present vote in favor of such action, proposal, resolution or other matter.

                  (b) All meetings of the Members will be held at the principal place of business of the Company or at such other place within or without the State of Delaware as will be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members or their representatives may participate in any such meeting by means of conference telephone or similar communications equipment.

                  (c) Notwithstanding the other provisions of this Agreement, a majority of Membership Interests represented (in person or by proxy) at a meeting at which a quorum is present will have the power to adjourn such meeting from time to time, without any notice other than an announcement at the meeting of the time and place of the resumption of the adjourned meeting. The time and place of such adjournment will be determined by a vote of such Membership Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

                  (d) Unless otherwise expressly provided in a written notice issued by the Members, meetings of the Members for the transaction of such business as may properly come before such meeting will be held at the principal office of the Company, which meetings will be held at such dates as to which the Members mutually agree. Regularly scheduled, periodic meetings of the Members may be held without special notice to the Members or Member representatives at such times and places as will from time to time be determined by resolution of the Members or such Member representatives and communicated to all Members or their representatives. Each Member will use reasonable efforts to inform the other Members or committee representatives of any business matters that it intends to raise at any regular meeting of the Members within a reasonable time prior to such meeting.

                  (e) Special meetings of the Members or any class of Members, for any purpose or purposes, unless otherwise prescribed by Law, may be called upon reasonable notice by (i) the Chairman of the Board, if applicable, (ii) the Chief Executive Officer, if applicable, or any other person performing similar functions, or (iii) more of the Directors.

                  (f) The date on which notice of a meeting of the Members is mailed will be the Record Date for the determination of the Members or Member representatives entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members or Member representatives entitled to receive such notice.

         7.2 Voting List. The Officer or the designated Member who is responsible for the maintenance of the Company's records will make, at least ten
(10) days before each meeting of Members, a complete list of the Members or their representatives, as the case may be, entitled to vote thereat or any adjournment thereof, arranged in alphabetical order, with the address of and the Membership Interest held or represented by each, which list, for a period of ten
(10) days
prior to such meeting, will be kept on file at the registered office or principal place of business of the Company and will be subject to inspection by any Member or Member representative at any time during usual business hours. Such list will also be produced and kept open at the time and place of the meeting and will be subject to the inspection of any Member or Member representative during the whole time of the meeting. The original Company records will be prima facie evidence as to who are the Members or their representatives entitled to examine such list or transfer records or to vote at any meeting of the Members. Failure to comply with the requirements of this
Section 7.2 will not affect the validity of any action taken at the meeting.

         7.3 Proxies. A Member or Member representative may vote either in person or by proxy executed in writing by the Member or Member representative. A telegram, telex, cablegram or similar transmission by the Member or Member representative or a photographic, photostatic, facsimile, electronic mail in "portable document format" form or similar reproduction of writing executed by the Member or Member representative will be treated as an execution in writing for purposes of this Section 7.3. Proxies for use at any meeting of the Members or in connection with the taking of any action by written consent will be filed with the Company before or at the time of the meeting or execution of the written consent, as the case may be. All proxies will be received and taken charge of and all ballots will be received and canvassed by an inspector or inspectors appointed by the Chief Executive Officer, the President, a Vice President or, if applicable, Person(s) with similar functions who will decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes.

         7.4 Votes. On those matters for which a Member is entitled to vote, each Member or Member representative is entitled to one vote (or a fraction thereof) per percent (or fraction thereof) of Membership Interest held by such Member, as reflected in the Register of the Company; provided, however, that for purposes of determining a quorum, the Membership Interest of any relevant Member will not be counted and such interest will be apportioned pro rata among the remaining Members as applicable if the relevant Member is not permitted to vote under this Agreement because the relevant Member is in Default or is not deemed to be a Substituted Member. Except as specifically provided in the definition of Available Cash and in Sections 3.4(a)(ii), 3.4(b)(iv), 3.4(f), 3.9, 4.4(a), 6.3,
6.5(c), 9.3, 11.1, 12.1(a), 12.1(b) and 13.2 and the Act, (a) the Class C Member
shall not be entitled to vote on any matter and (b) there shall be no voting as a separate class and any percentage vote shall be of all Membership Interests voting as a single class. A Member in Default shall not be entitled to vote on any matter, including those set forth in Section 6.3.

         7.5 Conduct of Meetings. All meetings of the Members will be presided over by the chairman of the meeting, who will be designated by, in order of priority, the Chairman of the Board (if any), Chief Executive Officer (if any), President (if any), Vice President (if any) or other appropriate Officer. The chairman of any meeting of the Members will determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion.

         7.6 Action by Written Consent.

                  (a) Except as otherwise provided by applicable Law, any action required or permitted to be taken at any meeting of Members may be taken without a meeting, and without a vote, if a consent or consents in writing, setting forth the action so taken, will be signed by the holder or holders or representatives of not less than the minimum percentage of Membership Interest that would be necessary to take such action at a meeting at which the holders of all Membership Interests entitled to vote on the action were present and voted. To the extent required by Law, every written consent will bear the date of signature of each Member or Member representative who signs the consent. Any such written consent will be effective to take the action that is the subject of such consent unless the Company is not notified of such consent within sixty (60) days after the date of the latest-dated consent. The Company will give prompt written notice (after its notification) of the taking of any action by the Members without a meeting by less than unanimous written consent to those Members or Member representatives who did not consent in writing to the action.

                  (b) The Record Date for determining Members or their representatives entitled to consent to an action in writing without a meeting will be the first date on which the Company is notified of a signed written consent setting forth the action taken or proposed to be taken.

         7.7 Records. An Officer or a designated Member representative will be responsible for maintaining the records of the Company, including keeping minutes at the meetings of the Members and the filing of consents in the records of the Company.

                                  ARTICLE VIII
                          LIABILITY AND INDEMNIFICATION

         8.1 Liability of Indemnitees.

                  (a) Except as provided in Section 6.5(c), no Indemnitee (as defined below) shall be liable for Damages to the Company, any Member or any other Person that is a party to or is otherwise bound by the provisions of this Agreement for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

                  (b) Subject to its obligations and duties as set forth in this
         Article VIII, the Board and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through Officers or other agents, and neither the Board nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board or any committee thereof in good faith.

                  (c) Any amendment, modification or repeal of this Section 8.1 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 8.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         8.2 Indemnification.

                  (a) To the fullest extent permitted by Law, but subject to the limitations expressly provided in this Section 8.2, the Company shall indemnify and hold harmless each Person from and against any and all Damages suffered or incurred by such Person by reason of its status as
         (i) a Member or any Affiliate thereof, (ii) an officer, director, member, manager, employee, partner, agent or trustee of any Member or any of its Affiliates, (iii) a Person serving at the request of the Company in another Person in a similar capacity, (iv) an Officer, Director, manager or other representative of the Company or any Subsidiary thereof or (v) an officer, director, employee, agent or other representative of the Partnership (or of the general partner of the Partnership) (each indemnified Person, an "INDEMNITEE"); provided, however, that in each case the Indemnitee acted in good faith and, to the extent the Damages relate to the Indemnitee's status as an officer, director, employee, agent or other representative of the Partnership (or of the general partner of the Partnership), in the manner which such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership. The termination of any Action, judgment, Order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 8.2 shall be made only out of the assets of the Company, it being agreed that the Members, in their capacity as such, shall not be personally liable for such indemnification nor shall they have any obligation to contribute or loan any monies or property to the Company to enable the Company to effectuate such indemnification. The indemnification provided by this
         Section 8.2 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of Law or otherwise, both as to actions in the Indemnitee's capacity as (A) a Member or any Affiliate thereof, (B) an officer, director, member, manager, employee, partner, agent or trustee of any Member or any of its Affiliates, (C) a Person serving at the request of the Company in another Person in a similar capacity, (D) an Officer, Director or other representative of the Company or any Subsidiary thereof or (E) an officer, director, employee, agent or other representative of the Partnership (or of the general partner of the Partnership), and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

                  (b) To the fullest extent permitted by Law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to this Section 8.2 in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such Action upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this
         Section 8.2.

                  (c) The Company may purchase and maintain insurance, on behalf of such Persons as the Board shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (d) For purposes of this Section 8.2, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise Taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable Law shall constitute "fines" within the meaning of this Section 8.2; and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

                  (e) In no event may an Indemnitee subject any Member to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 8.2 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by Section 6.4.

                  (g) The provisions of this Section 8.2 are for the benefit of the Indemnitees, their successors, permitted assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. No amendment, modification or repeal of this Section 8.2 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section
         8.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such Actions may arise or be asserted. Notwithstanding the foregoing, nothing herein shall limit the power or authority of the Members to amend any provision of this Agreement regarding indemnification and reimbursement or similar provisions hereof.

                                   ARTICLE IX
                                      TAXES

         9.1 Tax Returns. (a) The Company will cause to be prepared and timely filed all necessary Tax Returns for the Company, including making the elections described in Section 9.2. Upon written request by the Company, each Member will furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company's Tax Returns to be prepared and filed. The Company shall deliver a copy of each such Tax Return to the Members within ten days following the date on which any such Tax

Return is filed, together with such additional information as may be required by the Members. The Company shall bear the costs of the preparation and filing of its Tax Returns.

         (b) The Company shall cause to be prepared and timely filed (on behalf of the Partnership) all federal, state and local Tax Returns required to be filed by the Partnership. The Company shall deliver a copy of each such Tax Return to the Members within ten days following the date on which any such Tax Return is filed, together with such additional information as may be required by the Members.

         9.2 Tax Elections. The Company will make the following elections on the appropriate Tax Returns:

                  (a) to adopt the accrual method of accounting;

                  (b) an election pursuant to Section 754 of the Code;

                  (c) to elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company under Section 195 of the Code ratably over a period of sixty (60) months as permitted by
         Section 709(b) of the Code; and

                  (d) any other election that the Company may deem appropriate and in the best interests of the Company or Members, as the case may be.

         Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law, and no provision of this Agreement will be construed to sanction or approve such an election.

         9.3 Tax Matters Partner. The Company will select one of the Members as the "TAX MATTERS PARTNER" of the Company pursuant to Section 6231(a)(7) of the Code. The Tax Matters Partner will take such action as may be necessary to cause each Member to become a "NOTICE PARTNER" within the meaning of Section 6223 of the Code and will inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Partner by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, will forward to each other Member copies of all significant written communications it may receive in that capacity. The Tax Matters Partner may not take any action contemplated by sections 6222 through 6232 of the Code, file any federal or material state Tax Return on behalf of the Company or the Partnership, or settle or compromise any material claim with respect to taxes of the Company or the Partnership without Member approval, but this sentence does not authorize the Tax Matters Partner to take any action left to the determination of an individual Member under sections 6222 through 6232 of the Code. The initial Tax Matters Partner will be El Paso GP Holdco.

                                   ARTICLE X
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         10.1 Maintenance of Books. The Company will keep books and records of accounts and will keep minutes of the proceedings of the Board and the Members. The books of account for the Company will be maintained on an accrual basis in accordance with the terms of this Agreement and GAAP, except that the Capital Accounts of the Members will be maintained in accordance with Section 4.5. The accounting year of the Company will be determined by the Board. The initial custodian of the company records will be the Tax Matters Partner.

         10.2 Financial Statements. On or before the last day of each calendar month during the term of the Company, the Company will cause each Member to be furnished with an operating report, a balance sheet, an income statement and a statement of cash flows, a statement of changes in each Member's Capital Account, an accounts receivable schedule and an accounts payable schedule for, or as of the end of, the calendar month immediately preceding such calendar month. On or before the last day of each March during the term of the Company, the Company will cause each Member to be furnished with an accounts receivable schedule, an accounts payable schedule, and audited financial statements, including, a balance sheet, an income statement, a statement of cash flows, and a statement of changes in each Member's Capital Account for, or as of the end of, the immediately preceding calendar year. Annual financial statements must be prepared in accordance with GAAP. The Company also may cause to be prepared or delivered such other reports as it may deem, in its sole judgment, appropriate. The Company will bear the costs of all such reports and financial statements.

         10.3 Tax Statements. The Company shall use reasonable efforts to furnish, within 30 days of the close of each taxable year of the Company, estimated tax information reasonably required by the Members for federal and state income tax reporting purposes.

         10.4 Accounts. The Company will establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company's name with financial institutions and firms that the Board or the Officers may determine. The Company may not commingle the Company's funds with the funds of any other Person. All such accounts will be and remain the property of the Company and all funds will be received, held and disbursed for the purposes specified in this Agreement.

                                   ARTICLE XI
                             BANKRUPTCY OF A MEMBER

         11.1 Bankrupt Members. If any Member becomes a Bankrupt Member, the Company, by approval of at least a majority in interest of the Members excluding any Bankrupt Member or, if the Company does not exercise the relevant option, the non-Bankrupt Members which desire to participate, will have the option, exercisable by notice from the Company or the Members, as the case may be, to the Bankrupt Member (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and, on the exercise of this option, the Bankrupt Member or its representative will sell, its Membership Interest. The purchase price will be an amount equal to the fair market value thereof determined by agreement by the Bankrupt Member (or its representative) and the potential purchaser; however, if those Persons do not agree on the fair market value on or before the 90th day following the date of receipt by such potential purchaser of notice of the occurrence of the event causing the Member to become a Bankrupt Member, either such Person, by written notice to the other, may require the determination of fair market value to be made by an investment banking firm of nationally recognized standing specified in such notice. If the Person receiving that notice objects on or before the tenth (10th) day following receipt to the investment banking firm designated in that notice, and those Persons otherwise fail to agree on an investment banking firm, either such Person may petition the United States District Judge for the Southern District of Texas then senior in active service to designate an independent appraiser, whose determination of the independent appraiser, however designated, is final and binding on all parties. The Bankrupt Member and the potential purchaser each will pay one-half of the costs of the appraisal and court costs in appointing an appraiser (if any). If the potential purchaser then elects, within ten (10) days after the fair market value has been decided by agreement, by an investment banking firm or by an independent appraiser, to exercise the purchase option, the purchasing Person will pay the fair market value as so determined in cash on closing. The payment to be made to the Bankrupt Member or its representative pursuant to this Section 11.1, is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) in and in respect of the Company, including any Membership Interest, any rights in specific Company property, and any rights against the Company or its Subsidiaries and its Officers, agents, and representatives and (insofar as the affairs of the Company are concerned) against the Members.

                                  ARTICLE XII
                    DISSOLUTION, LIQUIDATION, AND TERMINATION

         12.1 Dissolution. Subject to the provisions of Section 12.2 and any applicable Laws, the Company will dissolve and its affairs will be wound up on the first to occur, and only in the event of, the following events (each a "DISSOLUTION EVENT"):

                  (a) the affirmative vote or consent of a majority of the Independent Directors and the Class C Member;

                  (b) the consent of all of the Members; and

                  (c) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

         Each Member expressly agrees that the bankruptcy or dissolution of a Member or other event described in Section 18-801(b) of the Act that terminates the continued membership of a Member of the Company will not, in and of itself, cause or result in the dissolution of the Company.

         12.2 Liquidation and Termination. Subject to Section 3.4, Section 3.5 and Section 7.4, upon dissolution of the Company, a representative of the Company selected by the Board (not including any Member in Default at the time of dissolution) will act as a liquidator or may appoint one or more Members as liquidator ("LIQUIDATOR"). The Liquidator will proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation will be borne as a Company expense. Until final distribution, the Liquidator will continue to operate the Company properties for a reasonable period of time to allow for the sale of all or a part of the assets thereof with all of the power and authority of the Members. The steps to be accomplished by the Liquidator are as follows:

                  (a) as promptly as possible after dissolution and again after final liquidation, the Liquidator will cause a proper accounting to be made of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

                  (b) the Liquidator will cause any notices required by Law to be mailed to each known creditor of and claimant against the Company in the manner described by such Law;

                  (c) subject to the terms and conditions of this Agreement and the Act (including Section 18-803 thereof), the Liquidator will distribute the assets of the Company in the following order:

                           (i) the Liquidator will pay, satisfy or discharge
                  from Company funds all of the debts, liabilities and obligations of the Company, including all expenses incurred in liquidation or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund or trust for contingent liabilities in such amount and for such term as the Liquidator may reasonably determine); provided, however, such payments will not include any Capital Contributions described in Article IV or any other obligations in favor of the Members created by this Agreement other than a loan made pursuant to any provision;

                           (ii) the Liquidator will pay, satisfy or discharge
                  from Company funds all of the advances and loans (but not Capital Contributions) made to the Company by Members, as described in Section 4.4; and

                           (iii) all remaining assets of the Company will be
                  distributed to the Members as follows:

                                    (A) the Liquidator may sell any or all
                           Company property, including to one or more of the Members (other than any Member in Default at the time of dissolution); provided any such sale to a Member is made on an arms' length basis under terms which are in the best interest of the Company and any resulting gain or loss from each sale will be computed and allocated to the Capital Accounts of the Members (i) first, to the Contributing Members to the extent that an amount equal to the Excess Amounts (as described in Section 4.2) with respect to such Contributing Members has not already been allocated to such Contributing Members pursuant to Section 5.1(j), and (ii) thereafter, on a pro rata basis in accordance with each of their respective Sharing Ratio;

                                    (B) with respect to all Company property
                           that has not been sold, the fair market value of that property (as determined by the Liquidator using any method of valuation as it, in good faith, deems reasonable) will be determined and the Capital Accounts of the Members will be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members (including pursuant to Section 12.2(c)(iii)(A) hereof) if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                                    (C) Company property will be distributed
                           among the Members ratably in proportion to each Member's Capital Account balances, as determined after taking into account all Capital Account adjustments for the taxable year of the Company during which the liquidation of the Company occurs (other than those made by reason of this clause (C)), and in each case, those distributions will be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, ninety (90) days after the date of the liquidation);

         All distributions in kind to the Members will be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities will be allocated to the distributee pursuant to this Section 12.2. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's property. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         12.3 Provision for Contingent Claims.

                  (a) The Liquidator will make a reasonable provision to pay all Liabilities, claims and obligations, including all contingent, conditional or unmatured claims and obligations, actually known to the Company but for which the identity of the claimant is unknown; and

                  (b) If there are insufficient assets to both pay the creditors pursuant to Section 12.2(c)(i) and to establish the provision contemplated by Section 12.3(a), the claims will be paid as provided for in accordance to their priority, and, among claims of equal priority, ratably to the extent of assets therefor.

         12.4 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of Law to the contrary, a deficit, if any, in the Capital Account of any Member resulting from or attributable to any adjustments, allocations, losses, deductions, distributions or similar events, including deductions and losses of the Company (including non-cash items such as depreciation) or distributions of money pursuant to this Agreement to all Members ratably in proportion to their respective Sharing Ratio, upon the dissolution and winding up of the Company will not be an asset of the Company and no such Member will be obligated to contribute any amounts to the Company to bring the balance of such Member's capital account to zero.

                                  ARTICLE XIII
                           AMENDMENT OF THE AGREEMENT

         13.1 Amendments to be Adopted by the Company. The appropriate Officer, in accordance with and subject to the limitations contained in Section 6.3 and
Section 6.6 and Article VII, may amend the Certificate and this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required to reflect:

                  (a) a change in the name of the Company, the location of the principal place of business of the Company or the registered agent or office of the Company;

                  (b) any change in the Members, address, Capital Account balances, Membership Interests or Sharing Ratio as set forth on Exhibit A;

                  (c) admission or substitution of Members effected in accordance with this Agreement;

                  (d) a change that the Board believes is reasonable and necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the Laws of any state or foreign jurisdiction or that is necessary or advisable in the opinion of the Company to ensure that the Company will not be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

                  (e) a change that the Board believes is necessary or appropriate for the Company to satisfy any requirements, conditions, guidelines or interpretations contained in any opinion, interpretative release, directive, Order, ruling or regulation of any Governmental Authority (including the Act);

                  (f) an amendment that is necessary, in the opinion of counsel selected by the Board, to prevent the Company or its officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or "PLAN ASSET" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor; and

                  (g) subject to the terms of Section 3.5, an amendment that the Board determines to be necessary or appropriate in connection with the authorization for issuance of any Membership Interest pursuant to
         Section 3.5.

         13.2 Amendment or Restatement. This Agreement may be amended or restated only by a written instrument executed by all Members. Notwithstanding the foregoing, each Member agrees that the Board of Directors, without the approval of any Member, may amend any provision of this Agreement, and may authorize any Officer to execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect any change that is expressly permitted under this Agreement or does not adversely affect the Members in any material respect; provided, however, that any amendment to the following rights of Investor or its successors or Permitted Transferees shall be deemed to materially affect the Members: (i) the right to approve of the making of any loans and the rates of interest thereon pursuant to Section 6.3(b)(vii), (ii) the consent rights pursuant to Section 6.3(a) and Section 6.3(b), (iii) the voting rights pursuant to Sections 7.1, 7.2, 7.3 and 7.4, (iv) the preferential purchase rights pursuant to Section 3.4(f), (v) the consent rights in respect of amendments and restatements of this Agreement pursuant to Section 13.1 and this Section 13.2, (vi) the Tag-Along rights pursuant to Section 3.10, (vii) the rights under Section 3.11 with respect to the Highest Incentive Distribution Splits, (viii) the restrictions on Transfer pursuant to Section 3.4, (ix) the rights under Section 3.12 with respect to a Change in Member Control, and (x) the distribution and allocation provisions of Article V.

                                  ARTICLE XIV
                        CERTIFICATED MEMBERSHIP INTERESTS

         14.1 Membership Interest Certificates. (a) Certificates ("MEMBERSHIP INTEREST CERTIFICATES") evidencing the Membership Interests shall be in the form attached as Exhibit C. The Company shall issue to each Member a Membership Interest Certificate certifying its Membership Interest (and the class and Sharing Ratio of such Membership Interest) held by such Member. Membership Interest Certificates shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder's name, and each Membership Interest Certificate shall bear a restrictive legend as required in Section 14.2 below.

                  (b) The Company shall keep or cause to be kept on behalf of the Company a register (the "REGISTER") that will provide for the registration and transfer of Membership Interests. The Company shall not recognize Transfers of Membership Interests unless the same are effected in compliance with Section 3.4 and in the manner described in this Section 14.1. Upon surrender for registration of Transfer of any Membership Interest Certificate, and subject to the provisions of
         Section 14.1(c), the Company shall issue, in the name of the holder or the designated Transferee, as required pursuant to the Record Holder's instructions, one or more new Membership Interest Certificates evidencing the same class and the appropriate aggregate Sharing Ratio of the Membership Interest so Transferred or retained.

                  (c) The Company shall not recognize any Transfer of a Membership Interest until the Membership Interest Certificate evidencing such Membership Interest is surrendered to the Company for registration of Transfer and the requirements of Section 3.4 have been satisfied. The Company may require the payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed with respect thereto.

                  (d) For purposes of providing for Transfer of, perfecting a Security Interest in, and other relevant matters related to, a Membership Interest, the Membership Interest will be deemed to be a "security" subject to the rules set forth in Chapters 8 and 9 of the Texas Uniform Commercial Code and any similar Uniform Commercial Code provision adopted by the States of New York or Delaware or any other relevant jurisdiction.

         14.2 Restrictive Legend. In the absence of a more restrictive legend, any Membership Interest Certificate will be stamped or typed in a conspicuous place with the following legend:

         THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, AS IT EXISTS FROM TIME TO TIME, WHICH RESTRICTS ANY SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, ENCUMBRANCE, PLEDGE OR OTHER TRANSFER OR ALIENATION (WITH OR WITHOUT CONSIDERATION) OF SUCH MEMBERSHIP INTEREST. THE COMPANY WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH LIMITED LIABILITY COMPANY AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.

         14.3 Lost, Stolen or Destroyed Certificates. The Company may issue a new Membership Interest Certificate or certificates in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the Person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new Membership Interest Certificate or certificates, the Company may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it will require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

         14.4 Registered Holders. The Company will be entitled to recognize the exclusive right of a Record Holder as the owner of the indicated Membership Interest and will not be bound to recognize any equitable or other claim to or interest in such Membership Interest on the part of any Person other than such Record Holder, whether or not it will have express or other notice thereof, except as otherwise provided by Law.

                                   ARTICLE XV
                               GENERAL PROVISIONS

         15.1 Offset. Whenever the Company is to pay any sum to any Member, any amounts that a Member owes the COMPANY under this Agreement shall be deducted from that sum before payment.

         15.2 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three
(3) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the Company as set forth below:

                          GulfTerra Energy Company, L.L.C.
                          Attn:   President
                          Four Greenway Plaza
                          Houston, Texas, 77046
                          Tel:  (713) 420-2131

                          With a copy to:

                          El Paso Corporation
                          Attn:   General Counsel
                          1001 Louisiana Street
                          Houston, Texas 77002
                          Tel:  (713) 420-2600

or to any Member at the address specified for such Member on Exhibit A. The Company, or any Member, may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. The Company, and any Member, may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the Company and the other Members notice in the manner herein set forth.

         15.3 Entire Agreement. This Agreement, together with the Exhibits hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Members in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Members, written or oral, to the extent they relate in any way to the subject matter hereof. Except for Indemnitees with respect to Article VIII, there are no third party beneficiaries having rights under or with respect to this Agreement.

         15.4 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Members and their respective successors.

         15.5 Specific Performance. Each Member acknowledges and agrees that the other Members would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise Breached. Accordingly, each Member agrees that the other Members will be entitled to an injunction or injunctions to prevent Breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Members and the matter, in addition to any other remedy to which they may be entitled, at Law or in equity.

         15.6 Time. Time is of the essence in the performance of this Agreement.

         15.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         15.8 Headings. The article and Section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

         15.9 Governing Law. This Agreement and the performance of the transactions and obligations of the Members hereunder will be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law principles.

         15.10 Expenses. Except as otherwise expressly provided in this Agreement, each of the Company and the Members will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

         15.11 Construction. The Members have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Members and no presumption or burden of proof will arise favoring or disfavoring any Member because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to the Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The terms "herein," "hereby," "hereunder," "hereof," "hereinafter" and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of the Agreement in which such word is used. The words "including," "include" and "includes" will be deemed to be followed by "without limitation." The Members intend that each representation, warranty, and covenant contained herein will have independent significance. If any Member has Breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Member has not breached will not detract from or mitigate the fact that the Member is in Breach of the first representation, warranty, or covenant.

         15.12 Incorporation of Exhibits, Annexes, and Schedules. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         15.13 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any Breach by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other Breach in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any other Person or to declare any Person in Breach with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that Breach until the applicable statute-of-limitations period has run.

         15.14 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member will execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and any actions related therefor, or contemplated thereby.

         15.15 Waiver of Certain Rights. Except as otherwise expressly provided herein, each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

         15.16 Notice to Members of Provisions of this Agreement. By executing this Agreement, each party hereto acknowledges that it has actual notice of (a) all of the provisions of this Agreement, and (b) all of the provisions of the Certificate. Each party hereto hereby agrees that this Agreement shall constitute adequate notice of all such provisions.

         15.17 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts will be construed together and constitute the same instrument.


       [The remainder of this page is intentionally left blank; the next page is the signature page.]

         IN WITNESS WHEREOF, El Paso GP Holdco and the Investor have executed this Agreement as of the date first above written.

                                 EL PASO GP HOLDCO:

                                 GULFTERRA GP HOLDING COMPANY


                                 By: /s/ JOHN HOPPER
                                    --------------------------------------------
                                    Name: John Hopper
                                    Title: Vice President


                                 THE INVESTOR:

                                 ENTERPRISE PRODUCTS GTM, LLC

                                 By: Enterprise Products Operating L.P.,
                                     its sole member

                                     By: Enterprise Products OLPGP, Inc.,
                                         general partner of Enterprise Products
                                         Operating L.P.


                                         By: /s/  RICHARD H. BACHMANN
                                            ------------------------------------
                                            Name: Richard H. Bachmann
                                            Title: Executive Vice President

                                    EXHIBIT A

             NAME AND ADDRESS        CAPITAL ACCOUNT         MEMBERSHIP INTEREST
               OF EACH MEMBER            BALANCE              AND SHARING RATIO
----------------------------------------------------------------------------------
CLASS B MEMBER:                       $ 425,000,000            Class B Membership
                                                                 Interest:  50.0 %
GulfTerra GP Holding Company*+
El Paso Building
1001 Louisiana Street
Houston, Texas  77002
Fax:  (713) 445-8546
Attn:  Thomas M. Hart, III


----------------------------------------------------------------------------------
CLASS C MEMBER:                       $ 425,000,000            Class C Membership
                                                                 Interest:  50.0%
Enterprise Products GTM, LLC.
2727 North Loop West
Houston, Texas 77210-4324
Fax: (713) 803-8200
Attn: Chief Financial Officer

----------------------------------------------------------------------------------
TOTAL MEMBERSHIP INTEREST:                                           100%
----------------------------------------------------------------------------------



--------
    * Tax Matters Partner
    + Managing Member

                                    EXHIBIT B

                          MATTERS CONCERNING THE BOARD

         SECTION 1. THIS EXHIBIT. This Exhibit B shall constitute part of the Agreement to which it is attached, but may be amended, supplemented, modified or replaced from time to time by the Managing Member or by the affirmative vote of a majority of the entire Board. Terms not otherwise defined herein shall have the meanings attributed to such term in the Agreement.

         SECTION 2. ELECTION; TERM OF OFFICE; RESIGNATION; VACANCIES. Each Director shall hold office until the annual meeting of the Members next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal. Any Director may resign at any time upon written notice to the Board, the Chairman of the Board, to the Chief Executive Officer or to any other Officer. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided in the Agreement or in this Exhibit B, vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause may be filled by a majority of the Directors then in office, although less than a quorum.

         SECTION 3. REMOVALS. Any Director may be removed, with or without cause, by the Managing Member at any time, and the vacancy in the Board caused by any such removal may be filled by the Managing Member or by the Board in accordance with Section 2 of this Exhibit B.

         SECTION 4. REGULAR MEETINGS. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, the President or by any two Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         SECTION 6. TELEPHONIC MEETINGS PERMITTED. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         SECTION 7. QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board, Directors constituting a majority of the entire Board, of which aforementioned majority the Independent Directors shall be a majority, shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board unless this Exhibit B or the Agreement shall require a vote of a greater number. If at any meeting of the Board a quorum shall not be present, the Directors present may adjourn the meeting from time to time until a quorum shall attend.

         SECTION 9. WRITTEN CONSENT OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         SECTION 10. ADVISORY DIRECTORS. The Board may, from time to time, elect one or more Advisory Directors, each of whom shall serve until the first meeting of the Board next following the annual meeting of the Members or until his earlier resignation or removal by the Board. Advisory Directors shall serve as advisors and consultants to the Board, shall be invited to attend all meetings of the Board and may participate in all discussions occurring during such meetings. Advisory Directors shall not be privileged to vote on matters brought before the Board and shall not be counted for the purpose of determining whether a quorum of the Board is present.

         SECTION 11. COMPENSATION. Each Director who is not a full-time salaried Officer of the Company or any of its Affiliates, or of the Partnership, when authorized by resolution of the Board, may receive as a Director a stated salary or an annual retainer, and any other benefits as the Board may determine, and in addition may be allowed a fixed fee or reimbursement of his or her reasonable expenses for attendance at each regular or special meeting of the Board or any committee thereof.

         SECTION 12. COMMITTEES OF THE BOARD. The Board may designate one or more committees (with such names as may be determined from time to time by the Board), including the Conflicts and Audit Committee and the Governance and Compensation Committee, each such committee to consist of one or more Directors. The Board may also designate from time to time Pricing Committees to determine the final terms of transactions approved by the Board, which committees may consist of one or more Directors or Officers. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Vacancies in any such committee shall be filled by the Board, but in the absence or disqualification of a member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member. Any such committee will have and may exercise all the powers and authority provided in the resolution establishing such committee, subject to any limitations contained in the Agreement or in the Act.

         SECTION 13. COMMITTEE RULES. Unless the Board otherwise provides, each committee may make, alter or repeal rules for the conduct of its business. In the absence of a Board resolution or a provision in the committee's rules to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects such committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Agreement.

         SECTION 14. OFFICERS.

         (a) GENERAL PROVISIONS. The Board may elect or appoint any person(s) as the Company's and/or the Partnership's officers (the "OFFICERS") to act for the Company and/or the Partnership (as appropriate) and to delegate to such Officers such of the powers as are granted to the Board under this Agreement. Any decision or act of an Officer within the scope of the Officer's designated or delegated authority will control and shall bind the Company and/or the Partnership (as appropriate) and any business entity for which the Company and/or the Partnership (as appropriate) exercises direct or indirect executory authority. The Officers may have such titles as the Board deems appropriate, which may include Chairman of the Board, President, Chief Executive Officer, Executive Vice President, Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer, Controller or Secretary. A Director may be an Officer. Unless the authority of an Officer is limited by the Board, any Officer so appointed shall have the same authority to act for the Company and/or the Partnership (as appropriate) as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority. In addition, the Chairman of the Board, the Chief Executive Officer, the President, the Vice Presidents, the Secretary, the Treasurer and the Controller shall have those powers and/or duties given to it by Sections 14(b) - (h) of this Exhibit B (as applicable). Each Officer will hold office until his or her respective successor is chosen and qualify or until his or her earlier death, resignation or removal. Any Officer elected or appointed by the Board may be removed at any time by the Board.

         (b) CHAIRMAN OF THE BOARD. The Chairman of the Board shall, when present, preside at all meetings of the Members and the Board; have authority to call special meetings of the Members and of the Board; have authority to sign and acknowledge in the name and on behalf of the Partnership or the Company (as applicable) all stock certificates, contracts or other documents and instruments except where the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by Law to be otherwise signed or executed and, unless otherwise provided by Law or by the Board may authorize any officer, employee or agent of the Partnership or the Company (as applicable) to sign, execute and acknowledge in his place and stead all such documents and instruments; he shall fix the compensation of officers of the Partnership or the Company (as applicable), other than his own compensation, and the compensation of officers of its principal operating subsidiaries reporting directly to him unless such authority is otherwise reserved to the Board or a committee thereof; and he shall approve proposed employee compensation and benefit plans of subsidiary companies not involving the issuance or purchase of capital stock of the Partnership or the Company (as applicable). He shall have the power to appoint and remove any Vice President, Controller, General Counsel, Secretary or Treasurer of the Partnership or the Company (as applicable). He shall also have the power to appoint and remove such associate or assistant officers of the Company with such titles and duties as he may from time to time deem necessary or appropriate. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board or the Executive Committee of the Board.

         (c) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall assist the Chairman of the Board in the performance of his duties and shall perform those duties assigned to him in other provisions of this Agreement and such other duties as may from time to time be assigned to him by the Board or the Chairman of the Board. In the absence or disability of the Chairman of the Board, or at his request, the Chief Executive Officer may preside at any meeting of the Members or of the Board and, in such circumstances, may exercise any of the other powers or perform any of the other duties of the Chairman of the Board. Subject to delegations by the Chairman of the Board pursuant to Section 14(b) of this Exhibit B, the Chief Executive Officer may sign or execute, in the name of the Partnership or the Company (as applicable), all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments, except in cases where the signing or execution thereof shall be required by Law or shall have been expressly delegated by the Board or this Agreement to some other officer or agent of the Partnership or the Company (as applicable).

         (d) PRESIDENT. The President shall have general control of the business, affairs, operations and property of the Partnership or the Company (as applicable), subject to the Chairman of the Board, the Chief Executive Officer and the Board. He may sign or execute, in the name of the Partnership or the Company (as applicable), all deeds, mortgages, bonds, contracts or other undertakings or instruments, except in cases where the signing or execution thereof shall have been expressly delegated by the Chairman of the Board or the Board to some other officer or agent of the Partnership or the Company (as applicable). He shall have and may exercise such powers and perform such duties as may be provided by Law or as are incident to the office of President of a corporation and such other duties as are assigned by this Agreement and as may from time to time be assigned by the Chairman of the Board, the Chief Executive Officer of the Board.

         (e) VICE PRESIDENTS. Each Executive Vice President, Senior Vice President, Vice President and Assistant Vice President shall have such powers and perform such duties as may be provided by Law or as may from time to time be assigned to him, either generally or in specific instances, by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

         Any Executive Vice President or Senior Vice President may perform any of the duties or exercise any of the powers of the Chairman of the Board, the Chief Executive Officer or the President at the request of, or in the absence or disability of, the Chairman of the Board, the Chief Executive Officer or the President or otherwise as occasion may require in the administration of the business and affairs of the Partnership or the Company (as applicable).

         Each Executive Vice President, Senior Vice President, Vice President and Assistant Vice President shall have authority to sign or execute all deeds, mortgages, bonds, contracts or other instruments on behalf of the Partnership or the Company (as applicable), except in cases where the signing or execution thereof shall have been expressly delegated by the Board or this Agreement to some other officer or agent of the Partnership or the Company (as applicable).

         (f) SECRETARY. The Secretary shall keep the minutes of meetings of the Members and of the Board in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of this Agreement, or as required by Law; he shall be custodian of the records and of the corporate seal or seals of the Partnership or the Company (as applicable); he shall see that the corporate seal is affixed to all documents requiring same, the execution of which, on behalf of the Partnership or the Company (as applicable), under its seal is duly authorized, and when said seal is so affixed he may attest same; and, in general, he shall perform all duties incident to the office of the secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer or the President or as may be provided by Law. Any Assistant Secretary may perform any of the duties or exercise any of the powers of the Secretary at the request of, or in the absence or disability of, the Secretary or otherwise as occasion may require in the administration of the business and affairs of the Partnership or the Company (as applicable).

         (g) TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Partnership or the Company (as applicable), and shall deposit, or cause to be deposited, in the name of the Partnership or the Company (as applicable), all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Company and shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board, whenever requested, an account of the financial condition of the Partnership or the Company (as applicable); and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer or the President or as may be provided by Law.

         (h) CONTROLLER. The Controller shall be the chief accounting officer of the Partnership or the Company (as applicable). He shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Partnership or the Company (as applicable); shall cause regular audits of the books and records of account of the Company and supervise the preparation of the Partnership's or the Company's (as applicable) financial statements; and, in general, he shall perform the duties incident to the office of controller of a corporation and such other duties as may be assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer or the President or as may be provided by Law. If no Controller is elected by the Board, the Treasurer shall perform the duties of the office of controller.

         SECTION 15. FISCAL YEAR. The fiscal year of the Company shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board.

         SECTION 16. WAIVER OF NOTICES. Whenever notice is required to be given by Law or under this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members, the Board or any committee thereof need be specified in any written waiver of notice.

                                    EXHIBIT C


    CERTIFICATE EVIDENCING MEMBERSHIP INTEREST IN A LIMITED LIABILITY COMPANY


NUMBER                                                     MEMBERSHIP INTEREST
                                                           [CLASS B]
                        GULFTERRA ENERGY COMPANY, L.L.C.   [CLASS C]
                                                           [SHARING RATIO: ___%]


                A LIMITED LIABILITY COMPANY UNDER THE
                    LAWS OF THE STATE OF DELAWARE


THIS CERTIFIES THAT _____________________________ is the owner of a [Class B] [Class C] Membership Interest (the "MEMBERSHIP INTEREST") in GulfTerra Energy Company L.L.C. (hereinafter referred to as the "COMPANY"), which includes a Sharing Ratio of __% (as defined in the Agreement (as defined below), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate (the "MEMBERSHIP INTEREST CERTIFICATE") properly endorsed. The designations, preferences and relative participating, optional or other special rights, powers and duties of the Membership Interest are set forth in the Second Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the "AGREEMENT") and this Membership Interest Certificate, and the Membership Interest represented hereby is issued and shall in all respects be subject to all of the provisions of the Agreement. Copies of the Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at Four Greenway Plaza, Houston, Texas 77046. Capitalized terms used but not defined herein shall have the meaning given them in the Agreement.

The holder hereof, by accepting this Membership Interest Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member of the Company and to have agreed to comply with and be bound by and to have executed the Agreement, (ii) represented and warranted that the holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Agreement, and (iii) made the waivers and given the consents and approvals contained in the Agreement.

THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE LIMITED LIABILITY AGREEMENT OF THE COMPANY, AS IT EXISTS FROM TIME TO TIME, WHICH RESTRICTS ANY SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, ENCUMBRANCE, PLEDGE OR OTHER TRANSFER OR ALIENATION (WITH OR WITHOUT CONSIDERATION) OF SUCH MEMBERSHIP INTEREST. THE COMPANY WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH LIMITED LIABILITY AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.

Witness the signature of the duly authorized representative of the Company.

                                         GULFTERRA ENERGY COMPANY, L.L.C.

                                         By:
                                            -----------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                               --------------------------------
Dated: _______________, ____

                        GULFTERRA ENERGY COMPANY, L.L.C.


The Company will furnish without charge to each Member who so requests a statement of the designations, preferences and relative participating, optional or other special rights, powers and duties relating to the applicable class of Membership Interest. Any such request should be made to the Secretary of the Company at its principal place of business.

For Value Received, ______________________ hereby sell, assign and transfer unto


 PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

[                                       ]
--------------------------------------------------------------------------------
             (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING
                         POSTAL ZIP CODE, OF ASSIGNEE)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


of the Membership Interest represented by the within Membership Interest Certificate, and do hereby irrevocably constitute and appoint
__________________________ Attorney to transfer said Membership Interest on the books of the within-named Company with full power of substitution in the premises.

Dated:___________________

                            NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                                    MUST CORRESPOND WITH THE NAME(S) AS WRITTEN
                                    UPON THE FACE OF THE CERTIFICATE IN EVERY
                                    PARTICULAR, WITHOUT ALTERATION OR
                                    ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                                    SIGNATURE(s) GUARANTEED:


                                    -------------------------------------------
                                    THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                    ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                    STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                    AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                    APPROVED SIGNATURE GUARANTEE MEDALLION
                                    PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                                   APPENDIX A

                     ACKNOWLEDGMENT AND ACCEPTANCE AGREEMENT

         This Acknowledgment and Acceptance Agreement, dated as of , 200 (the "AGREEMENT"), is executed by (the "TRANSFEREE") and by ___________ (the "TRANSFEROR") in accordance with the provisions of the Second Amended and Restated Limited Liability Company Agreement of GulfTerra Energy Company, L.L.C., a Delaware limited liability company (the "COMPANY"), dated as of December [___], 2003, as amended from time to time (the "LLC AGREEMENT"), to acknowledge its (a) receipt of a Class Membership Interest (the "MEMBERSHIP INTEREST") of the Company, representing an initial Sharing Ratio of %, which such Membership Interest has been transferred by the Transferor to the Transferee pursuant to that certain , dated and (b) review and acceptance of the terms and conditions of the LLC Agreement. The Transferor retains a Class __ Membership Interest with a Sharing Ratio of ___% as a result of the transfer described above. Capitalized terms used herein without definition are defined in the LLC Agreement and are used herein with the same meanings set forth therein.

         By the execution of this Agreement, the Transferee agrees as follows:

         1. Acknowledgment. The Transferee acknowledges that: (a) it has received and reviewed the LLC Agreement, and (b) it is acquiring the Membership Interest of the Company subject to the terms and conditions of the LLC Agreement.

         2. Agreement. The Transferee (a) agrees to become a party to and be bound by the LLC Agreement with respect to the Membership Interest acquired by it and (b) agrees, with respect to itself, that the representations and warranties set forth in Section 3.3 of the LLC Agreement are true and complete as of the date hereof; provided, that the agreement of the Transferee to become a party to the LLC Agreement shall not constitute its admission as a Class Member unless and until it is duly admitted as a Class Member by the Company in accordance with the terms of the LLC Agreement.

         3. Notice. Any notice required or permitted by the LLC Agreement shall be given to the Transferee at the address listed beneath its signature below.

         By execution of this Agreement, the Transferor and Transferee represent and warrant that the Transfer of the Membership Interest was made in accordance with all applicable Laws, including the Act, the Securities Act and state securities Laws and the terms and conditions of the LLC Agreement.

EXECUTED AND DATED on this  ______ day of   ________________________, 200_____.

Transferor:                           Transferee:


----------------------------          -----------------------------



By:                                   By:
   ---------------------------------     --------------------------------------
Name:                                 Name:
     -------------------------------       ------------------------------------
Title:                                Title:
      ------------------------------        -----------------------------------
                                      Address:
                                               ---------------------------------

                                      ------------------------------------------



                                       2